EXHIBIT 99.1

===============================================================================


                                  $260,000,000

                                  POSTPETITION
                                CREDIT AGREEMENT

                                      AMONG

                          LEVITZ FURNITURE INCORPORATED
                          LEVITZ FURNITURE CORPORATION
                       LEVITZ FURNITURE REALTY CORPORATION
                          LEVITZ SHOPPING SERVICE, INC.
                  LEVITZ FURNITURE COMPANY OF THE MIDWEST, INC.
                  LEVITZ FURNITURE COMPANY OF THE PACIFIC, INC. LEVITZ FURNITURE COMPANY OF WASHINGTON, INC.
              LEVITZ FURNITURE COMPANY OF THE MIDWEST REALTY, INC.
              LEVITZ FURNITURE COMPANY OF THE PACIFIC REALTY, INC.
               LEVITZ FURNITURE COMPANY OF WASHINGTON REALTY, INC.
                              JOHN M. SMYTH COMPANY
                                       AND
                          JOHN M. SMYTH REALTY COMPANY,
                       DEBTORS AND DEBTORS IN POSSESSION,

                                  AS BORROWERS

                           THE FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTIES HERETO

                                   AS LENDERS

                                      WITH

                          LEVITZ FURNITURE CORPORATION
                           AS LFC FUNDS ADMINISTRATOR

                                       AND

                           BT COMMERCIAL CORPORATION,

                                    AS AGENT

                          DATED AS OF SEPTEMBER 5, 1997

===============================================================================

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                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----

ARTICLE 1.  DEFINITIONS.............................................................................  3
      1.1         General Definitions...............................................................  3
      1.2         Accounting Terms and Determinations............................................... 24
      1.3         Other Terms; Headings............................................................. 25
      1.4         Separate Capacity................................................................. 25

ARTICLE 2. REVOLVING LOANS.......................................................................... 25
      2.1         Revolving Commitments............................................................. 25
      2.2         Borrowing of Revolving Loans...................................................... 26
      2.3         Notice of Request for Revolving Lender
                  Revolving Advances................................................................ 27
      2.4         Periodic Settlement of Agent Revolving
                  Advances; Interest and Revolving Fees;
                  Statements........................................................................ 27
      2.5         Sharing of Payments............................................................... 28
      2.6         Defaulting Revolving Lenders...................................................... 29
      2.7         Superpriority and Liens........................................................... 30

ARTICLE 2A. TERM LOAN............................................................................... 31

ARTICLE 3. LETTERS OF CREDIT........................................................................ 31
      3.1         Issuance of Letters of Credit..................................................... 31
      3.2         Terms of Letters of Credit........................................................ 32
      3.3         Notice of Issuance................................................................ 32
      3.4         Revolving Lenders' Participation.................................................. 32
      3.5         Payments of Amounts Drawn Under Letters of
                  Credit............................................................................ 32
      3.6         Payment by Revolving Lenders...................................................... 33
      3.7         Obligations Absolute.............................................................. 33
      3.8         Agent's Execution of Applications and Other
                  Issuing Bank Documentation; Reliance on
                  Credit Agreement by Issuing Bank.................................................. 33
      3.9         Existing Letters of Credit........................................................ 34

ARTICLE 4. COMPENSATION, REPAYMENT AND REDUCTION OF
           COMMITMENTS.............................................................................. 34
      4.1         Interest on Revolving Loans....................................................... 34
      4.1A        Interest on Term Loan............................................................. 35
      4.1B        Interest on Prepetition Obligations............................................... 35
      4.2         Unused Line Fee................................................................... 36
      4.3         Letter of Credit Fees............................................................. 36
      4.4         Facility Fee...................................................................... 36
      4.5         Interest and Letter of Credit Fees After
                  Event of Default.................................................................. 36
      4.6         Expenses.......................................................................... 37
      4.7         Mandatory Payment of Revolving Loans;
                  Reductions of Revolving Commitments............................................... 37
      4.7A        No Permitted Prepayment of Term Loan.............................................. 38
      4.8         Maintenance of Revolving Loan Account;
                  Statements of Account............................................................. 38
      4.9         Payment Procedures................................................................ 38


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                                                                                                    PAGE
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      4.10        Collection of Accounts............................................................ 39
      4.11        Distribution and Application of Collections
                  and other Amounts................................................................. 39
      4.12        Calculations...................................................................... 40
      4.13        Special Provisions Relating to LIBOR Rate
                  Loans............................................................................. 41
      4.14        Indemnification in Certain Events................................................. 44

ARTICLE 5. CONDITIONS PRECEDENT..................................................................... 47
      5.1         Conditions Precedent to Initial Loans and
                  Letter of Credit.................................................................. 47
      5.2         Conditions Precedent to All Revolving Loans
                  and Letters of Credit............................................................. 47

ARTICLE 6. REPRESENTATIONS AND WARRANTIES........................................................... 48
      6.1         Organization and Qualification.................................................... 48
      6.2         Authority......................................................................... 49
      6.3         Enforceability.................................................................... 49
      6.4         Reserved.......................................................................... 49
      6.5         Consents and Filings.............................................................. 49
      6.6         Government Regulation............................................................. 50
      6.7         Rights in Collateral; Priority of Liens........................................... 50
      6.8         Financial Data.................................................................... 50
      6.9         Locations of Offices, Records and Inventory....................................... 50
      6.10        Subsidiaries; Ownership of Stock.................................................. 51
      6.11        No Judgments or Litigation........................................................ 51
      6.12        Labor Matters..................................................................... 51
      6.13        Compliance with Law............................................................... 52
      6.14        ERISA............................................................................. 52
      6.15        Compliance with Environmental Laws................................................ 52
      6.16        Intellectual Property............................................................. 53
      6.17        Licenses and Permits.............................................................. 53
      6.18        Taxes and Tax Returns............................................................. 53
      6.19        Material Contracts................................................................ 54
      6.20        Accuracy and Completeness of Information.......................................... 54
      6.21        No Change......................................................................... 54

ARTICLE 7. AFFIRMATIVE COVENANTS.................................................................... 55
      7.1         Financial Reporting............................................................... 55
      7.2         Collateral Reporting.............................................................. 57
      7.3         Notification Requirements......................................................... 57
      7.4         Corporate Existence............................................................... 59
      7.5         Books and Records; Inspections.................................................... 59
      7.6         Insurance......................................................................... 59
      7.7         Postpetition Charges.............................................................. 60
      7.8         Compliance with Laws.............................................................. 60
      7.9         Use of Proceeds................................................................... 61
      7.10        Fiscal Year....................................................................... 61
      7.11        Maintenance of Property........................................................... 61
      7.12        ERISA Documents................................................................... 61
      7.13        Environmental and Other Matters................................................... 62
      7.14        Restoration and Repair of Borrowers' Real
                  Property.......................................................................... 62

                                                                                                    PAGE
                                                                                                    ----

      7.15        Store Closings.................................................................... 63

ARTICLE 8. NEGATIVE COVENANTS....................................................................... 63
      8.1         Minimum EBITDA.................................................................... 63
      8.2         Capital Expenditures.............................................................. 64
      8.2A        Establishment of Continuing Financial
                  Covenants......................................................................... 64
      8.3         Additional Indebtedness........................................................... 64
      8.4         Liens............................................................................. 65
      8.5         Contingent Obligations............................................................ 66
      8.6         Sale of Assets.................................................................... 66
      8.7         Restricted Payments............................................................... 66
      8.8         Investments....................................................................... 67
      8.9         Affiliate Transactions............................................................ 68
      8.10        Additional Bank Accounts.......................................................... 68
      8.11        Excess Cash....................................................................... 68
      8.12        Additional Negative Pledges....................................................... 69
      8.13        Additional Subsidiaries........................................................... 69
      8.14        Changes to Certain Documents...................................................... 69
      8.15        Returns to Vendors................................................................ 69
      8.16        Reclamation Claims................................................................ 69
      8.17        Application to the Bankruptcy Court............................................... 70
      8.18        Modifications to Interim Financing Order or
                  Permanent Financing Order......................................................... 70

ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES........................................................... 70
      9.1         Events of Default................................................................. 70
      9.2         Remedies.......................................................................... 73
      9.2A        Acceleration of Postpetition Obligations in
                  Respect of Term Loans............................................................. 74
      9.3         Right of Setoff................................................................... 74
      9.4         Application of Proceeds; Surplus;
                  Deficiencies...................................................................... 75

ARTICLE 10. THE AGENT............................................................................... 75
      10.1        Appointment of Agent.............................................................. 75
      10.2        Nature of Duties of Agent......................................................... 75
      10.3        Lack of Reliance on Agent......................................................... 76
      10.4        Certain Rights of the Agent....................................................... 76
      10.5        Reliance by Agent................................................................. 77
      10.6        Indemnification of Agent.......................................................... 77
      10.7        The Agent in its Individual Capacity.............................................. 77
      10.8        Holders of Notes.................................................................. 78
      10.9        Successor Agent................................................................... 78
      10.10       Collateral Matters................................................................ 78

ARTICLE 11. MISCELLANEOUS........................................................................... 80
      11.1        GOVERNING LAW..................................................................... 80
      11.2        SUBMISSION TO JURISDICTION........................................................ 80
      11.3        SERVICE OF PROCESS................................................................ 81
      11.4        JURY TRIAL........................................................................ 81
      11.5.       LIMITATION OF LIABILITY........................................................... 81
      11.6        Delays............................................................................ 81

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                                                                                                    PAGE
                                                                                                    ----

      11.7        Notices........................................................................... 81
      11.8        Assignments and Participations.................................................... 82
      11.9        Confidentiality................................................................... 84
      11.10       Indemnification................................................................... 84
      11.11       Amendments and Waivers............................................................ 85
      11.12       Counterparts and Effectiveness.................................................... 86
      11.13       Severability...................................................................... 86
      11.14       Maximum Rate...................................................................... 87
      11.15       Entire Agreement; Successors and Assigns.......................................... 87
      11.16       Joint and Several Liability of Borrowers.......................................... 88
      11.17       Prepetition Lender Consents....................................................... 88


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                                       iv
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                                     ANNEXES

         ANNEX I
                  List of Revolving Lenders; Revolving Commitment Amounts; Applicable Lending Offices

         ANNEX II
                  List of Term Lenders; Term Commitment Amounts

                                    SCHEDULES

         SCHEDULE A                           Closing Document List
         SCHEDULE B                           Disclosure Schedules
         SCHEDULE B, PART 6.1                 States in which Qualified
         SCHEDULE B, PART 6.8                 Contingent Obligations and
                                              Other Liabilities
         SCHEDULE B, PART 6.9                 Chief Executive Offices;
                                              Locations of Collateral
         SCHEDULE B, PART 6.10                Subsidiaries
         SCHEDULE B, PART 6.11                Pending Judgments, Litigation
                                              and other Claims
         SCHEDULE B, PART 6.12                Labor Contracts
         SCHEDULE B, PART 6.14                Plans
         SCHEDULE B, PART 6.15                Environmental Matters
         SCHEDULE B, PART 6.18                Tax Matters; Tax Sharing
                                              Agreements
         SCHEDULE B, PART 6.19                Material Contracts
         SCHEDULE B, PART 8.3                 Existing Indebtedness
         SCHEDULE B, PART 8.4                 Existing Liens
         SCHEDULE B, PART 8.8                 Existing Investments
         SCHEDULE B, PART 8.10                Disbursement Accounts

EXHIBITS

         EXHIBIT A                            Form of Borrowing Base
                                              Certificate
         EXHIBIT B                            Form of Notice of Borrowing
         EXHIBIT C-1                          Form of Revolving Note
         EXHIBIT C-2                          Form of Term Note
         EXHIBIT D                            Form of Notice of Continuation
         EXHIBIT E                            Form of Notice of Conversion
         EXHIBIT F                            Form of Compliance Certificate
         EXHIBIT G-1                          Form of Revolving Assignment
                                              and Assumption Agreement
         EXHIBIT G-2                          Form of Term Assignment and
                                              Assumption Agreement

         THIS POSTPETITION CREDIT AGREEMENT, dated as of September 5, 1997 (this "CREDIT AGREEMENT"), is among LEVITZ FURNITURE INCORPORATED, a Delaware corporation and a debtor and debtor in possession ("LFI"), LEVITZ FURNITURE COMPANY, a Florida corporation and a debtor and debtor in possession ("LFC"), LEVITZ FURNITURE REALTY CORPORATION, a Florida corporation and a debtor and debtor in possession ("LFR"), LEVITZ SHOPPING SERVICE, INC., a Florida corporation and a debtor and debtor in possession ("LSS"), LEVITZ FURNITURE COMPANY OF THE MIDWEST, INC., a Colorado corporation and a debtor and debtor in possession ("LFC MIDWEST"), LEVITZ FURNITURE COMPANY OF THE PACIFIC, INC., a California corporation and a debtor and debtor in possession ("LFC PACIFIC"), LEVITZ FURNITURE COMPANY OF WASHINGTON, INC., a Washington corporation and a debtor and debtor in possession ("LFC WASHINGTON") LEVITZ FURNITURE COMPANY OF THE MIDWEST REALTY, INC., a Colorado corporation and a debtor and debtor in possession ("LFC MIDWEST REALTY"), LEVITZ FURNITURE COMPANY OF THE PACIFIC REALTY, INC., a California corporation and a debtor and a debtor in possession ("LFC PACIFIC REALTY"), LEVITZ FURNITURE COMPANY OF WASHINGTON REALTY, INC., a Washington corporation and debtor and a debtor in possession ("LFC WASHINGTON REALTY"), JOHN M. SMYTH COMPANY, an Illinois corporation and a debtor and debtor in possession ("JMS") and JOHN M. SMYTH REALTY COMPANY an Illinois corporation and a debtor and debtor in possession ("JMS REALTY") (LFI, LFC, LFR, LSS, LFC Midwest, LFC Pacific, LFC Washington, LFC Midwest Realty, LFC Pacific Realty, LFC Washington Realty, JMS and JMS Realty sometimes hereinafter individually called a "BORROWER" and collectively called the "BORROWERS"); each financial institution identified on ANNEX I (together with its successors and permitted assigns hereinafter individually called a "REVOLVING LENDER" and collectively called the "REVOLVING LENDERS"); each financial institution identified on ANNEX II (together with its successors and permitted assigns, hereinafter individually called a "TERM LENDER" and collectively called the "TERM LENDERS"; the Term Lenders, together with the Revolving Lenders, are hereinafter collectively called the "LENDERS"); and BT COMMERCIAL CORPORATION, a Delaware corporation (in its individual capacity, hereinafter called "BTCC"), acting in its capacity as agent for the Lenders (in such capacity, together with its successors in such capacity, hereinafter called the "AGENT").

                             PRELIMINARY STATEMENTS:

         A. Certain of the Borrowers are parties to (i) the $150,000,000 Credit Agreement dated as of July 1, 1996 (the "TRANCHE A CREDIT AGREEMENT") with the Lenders, as revolving lenders and the term lenders thereunder (the Lenders in such capacities hereinafter individually called the "PREPETITION REVOLVING LENDERS" and the "PREPETITION TERM LENDERS", respectively, and collectively the "TRANCHE A LENDERS") and BTCC, as agent, and (ii) the $40,000,000 Credit Agreement dated as of July 1, 1996 (the "TRANCHE B CREDIT AGREEMENT" and, collectively with the Tranche A Credit Agreement, the "PREPETITION CREDIT AGREEMENTS") with the Lenders, as lenders thereunder (the "TRANCHE

B LENDERS" and, collectively with the Tranche A Lenders, the "PREPETITION LENDERS") and BTCC, as agent.

         B. Under the Tranche A Credit Agreement, the Prepetition Revolving Lenders provided certain of the Borrowers with a revolving credit facility up to an aggregate outstanding principal amount of $115,000,000, of which $77,041,536.30 is presently outstanding and the Prepetition Term Lenders made a term loan to the Borrowers in the original principal amount of $35,000,000, under which $36,356,250 is presently outstanding (the "PREPETITION TRANCHE A TERM LOAN").

         C. Under the Tranche B Credit Agreement, the Tranche B Lenders provided certain of the Borrowers with a nonrevolving line of credit in the original principal amount of $40,000,000, of which $39,515,134 is presently outstanding.

         D. To secure their obligations under the Prepetition Credit Agreements, certain of the Borrowers granted to BTCC, as collateral agent for the Prepetition Lenders, security interests in substantially all of their respective assets.

         E. The security interests granted by certain of the Borrowers to secure the Prepetition Obligations (hereinafter defined) were properly perfected and are subject to no prior liens or security interests, and the liquidation value of certain of the Borrowers' assets securing the Prepetition Obligations presently exceeds the outstanding amount of the Prepetition Obligations.

         F. On September 5, 1997 (the "PETITION DATE"), each of the Borrowers filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT").

         G. The Borrowers are continuing to operate their businesses and manage their properties as debtors in possession under sections 1107 and 1108 of the Bankruptcy Code.

         H. An immediate and on-going need exists for Borrowers to obtain additional funds in order to continue the operation of their businesses as debtors in possession under chapter 11 of the Bankruptcy Code, and accordingly the Borrowers have requested that the Lenders extend postpetition financing to the Borrowers.

         I. To secure such postpetition financing, the Borrowers have agreed to grant to the Collateral Agent on a postpetition basis a security interest in all of the Borrowers' respective assets, thereby continuing and maintaining the security interests certain of the Borrowers granted to the Prepetition Collateral Agent (hereinafter defined) pursuant to the Prepetition Credit Documents and providing the Collateral Agent a security interest in all property of the Borrowers that was not subject to the security interests securing the Prepetition Obligations other than any GECC Account.

         J. The Lenders are willing to provide such postpetition financing on the terms and conditions set forth in this Credit Agreement and the other Credit Documents (hereinafter defined).

         K. The Borrowers and the Lenders contemplate that on or after the Petition Date the Bankruptcy Court will enter the Interim Financing Order, which will approve this Credit Agreement and will authorize the Borrowers to incur interim secured and superpriority indebtedness under the terms and conditions of this Credit Agreement pursuant to sections 363 and 364 of the Bankruptcy Code.

         L. In accordance with the Interim Financing Order, the Permanent Financing Order (when entered into by the Bankruptcy Court), and this Credit Agreement, the Lenders will make postpetition loans and other financial accommodations to the Borrowers.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Credit Agreement, the Borrowers, the Lenders and the Agent hereby agree as follows:

                             ARTICLE 1. DEFINITIONS.

         1.1      GENERAL DEFINITIONS.

         ACCOUNT has the meaning set forth in the Postpetition Security Agreement and shall mean and include the GECC Receivable.

         ACTIONABLE DEFAULT has the meaning set forth in the Collateral Agency Agreement.

         AFFILIATE of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a business.

         AGENT has the meaning set forth in the Preamble.

         AGENT REVOLVING ADVANCES has the meaning set forth in SECTION 2.2.

         APPLICABLE LENDING OFFICE means, with respect to each Revolving Lender, such Revolving Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Revolving Lender's Domestic Lending Office in the case of a Prime Rate Loan.

         APPRAISED VALUE means (i) with respect to the various parcels of real property of the Borrowers for which a current appraisal dated August 29, 1997 or later prepared by Ernst & Young L.L.P. has been delivered to the Agent, the appraised liquidation value of

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each such property as reflected in the applicable appraisal, (ii) with respect to any leasehold interest of any Borrower in any real property on the date of its sale, transfer or other disposition by such Borrower the fair market value of such leasehold interest (assuming the same to be freely assignable to the extent provided in section 365 of the Bankruptcy Code) on such date as determined by a nationally recognized real estate appraisal firm retained by the Agent and reasonably acceptable to the Majority Term Lenders for purposes of making such determination and in an appraisal reasonably satisfactory to the Agent and the Majority Term Lenders; it being understood that, if any appraisal delivered to the Agent pursuant to clause (i) or (ii) sets forth a range of values for the subject property, the "Appraised Value" of such property shall be the arithmetic mean of the high and low values specified for such property, as determined by the Agent in its Permitted Discretion and (iii) with respect to any other fixed assets of any Borrower, (including without limitation fixtures, furniture and equipment) the fair market value of such assets as determined by the Agent in the exercise of its Permitted Discretion.

         ASSET DISPOSITION means, with respect to any Borrower, any sale, transfer, conveyance, assignment, exchange, liquidation or other disposition of all or any portion of any asset of such Borrower or any interest therein outside the ordinary course of business of such Borrower (including, without limitation, any Casualty Loss and any disposition of any real property or interest in real property); PROVIDED, THAT the term "ASSET DISPOSITION" shall not mean or include the sale, assignment or other transfer by any Borrower to GECC of any GECC Account pursuant to the GECC Account Purchase Agreement.

         AUDITORS means a nationally recognized firm of independent public accountants selected by the Borrowers and reasonably satisfactory to the Agent; PROVIDED, THAT for purposes of this Credit Agreement, the firm of Arthur Andersen LLP shall be deemed to be satisfactory to the Agent.

         BANKRUPTCY CODE means Title 11 of the U.S. Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         BANKRUPTCY COURT has the meaning set forth in the Preliminary Statements and includes any other court having competent jurisdiction over the Borrowers' chapter 11 cases.

         BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         BORROWERS has the meaning set forth in the Preamble.

         BORROWING means a borrowing of Revolving Loans of the same Type by the LFC Funds Administrator for the joint and several account of the Borrowers from (or, in the case of Agent Advances,

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on behalf of) the Revolving Lenders on a pro rata basis on a given date (whether pursuant to SECTION 2.2 or resulting from continuations or conversions of Revolving Loans on a given date pursuant to SECTIONS 4.12(A) and (B), respectively) having, in the case of LIBOR Loans, the same Interest Period.

         BORROWING BASE means, at any time, the sum at such time of:

                  (a)      the Fixed Asset Sublimit, PLUS

                  (b)      eighty-five percent (85%) of Eligible Accounts

                           Receivable, PLUS

                  (c)      seventy-five percent (75%) of Eligible
                           Inventory; provided that the foregoing percentage may be adjusted by the Agent in the exercise of its Permitted Discretion based upon appraisals of the Borrowers' inventory prepared from time to time at the Agent's or the Majority Lenders' direction, LESS

                  (d) the aggregate amount of the Borrowers' allowed professional fees and disbursements to which the Postpetition Obligations and the Prepetition Obligations may be subordinated pursuant to the Interim Financing Order and the Permanent Financing Order following a Default or an Event of Default;

PROVIDED, THAT so long as the LFC Funds Administrator has delivered a current Borrowing Base Certificate to the Agent in accordance with the requirements of
SECTION 7.2, the amounts referred to in CLAUSES (b) and (c) above shall be determined at any time by reference to such current Borrowing Base Certificate.

         In addition, the Agent, in the exercise of its Permitted Discretion, may (I) establish and increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory, (II) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (III) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definitions of "ELIGIBLE ACCOUNTS RECEIVABLE" and "ELIGIBLE INVENTORY."

         BORROWING BASE CERTIFICATE means a certificate of the LFC Funds Administrator concerning the Borrowing Base provided under SECTION 7.2 and substantially in the form of EXHIBIT A.

         BTCC has the meaning set forth in the Preamble.

         BUSINESS DAY means any day that is neither a Saturday nor a Sunday nor a day on which commercial banks in Chicago, Illinois are required or permitted by law to be closed and, when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in

United States dollar deposits in the London (U.K.) interbank market.

         CAPITAL EXPENDITURES means, for any Person for any period, the sum of all expenditures which have been, or should have been, capitalized by such Person for financial statement purposes in accordance with GAAP during such period (to the extent payable in cash or other property); PROVIDED, THAT the term "CAPITAL EXPENDITURES" shall exclude (I) the capitalized portion of capital leases and that portion of Investments made by such Person allocable to property, plant or equipment and (II) proceeds of any Casualty Loss applied to the repair, replacement or rebuilding of the property affected by such Casualty Loss.

         CASH EQUIVALENTS means either of the following, so long as the same are maintained in accounts in which the Collateral Agent has a perfected security interest, subject to no other Liens: (I) securities issued, guarantied or insured by the full faith and credit of the United States and having maturities of not more than one year; and (II) certificates of deposit having maturities of not more than one year issued by a United States national or state chartered commercial bank of recognized standing whose combined capital and unimpaired surplus is in excess of $200,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least "A-1" or the equivalent by S&P and at least "Prime-1" or the equivalent by Moody's.

         CASUALTY LOSS means, for any Person, (I) the loss, damage, or destruction of any asset or property owned or used by such Person, (II) the condemnation, confiscation, or other taking, in whole or in part, of any such asset or property, or (III) the diminishment of the use of any such asset or property so as to render impracticable or unreasonable the use thereof for its intended purpose.

         CHANGE OF CONTROL means the occurrence of any of the following:

         (A) the acquisition by a person, entity or group of beneficial ownership of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of LFI or any Borrower;

         (B) individuals who constitute the Board of Directors of LFI or any Borrower (any such Board, an "INCUMBENT BOARD") cease for any reason, during a period of two (2) consecutive years, to constitute at least a majority of such Board, PROVIDED, THAT any new director (X) serving on the Board of a Borrower that is a wholly owned Subsidiary of LFI or (Y) who is approved by a vote of at least two-thirds of the applicable Incumbent Board shall be considered a member of such Incumbent Board (other than an individual initially assuming office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or group other than such Incumbent Board);

         (C) the approval by the stockholders of LFI or any Borrower of a merger, consolidation or reorganization involving LFI or such Borrower, unless (I) the stockholders of LFI or the relevant Borrower immediately before such merger, consolidation or reorganization own immediately thereafter at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the surviving corporation in substantially the same proportion as their ownership of securities immediately before any such transaction; (II) the individuals constituting an Incumbent Board immediately prior to such merger, consolidation or reorganization constitute at least a majority of the Board of the applicable surviving corporation; and (III) no person, entity or group (other than LFI or a wholly owned subsidiary of LFI) has beneficial ownership of thirty-five percent (35%) or more of the combined voting power of the surviving corporation's then outstanding voting securities; and

         (D) the disposition by LFI of any material equity interest in any Borrower.

         CHARGES means all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Obligations, (b) the employees, payroll, income or gross receipts of any Borrower, (c) any Borrower's ownership or use of any properties or other assets, or (d) any other aspect of any Borrower's business.

         CLAIM has the meaning set forth in section 101(5) of the Bankruptcy
Code.

         CLOSING DATE means the date of execution and delivery of this Credit Agreement by all of the parties hereto, or if later, the date on which the initial Revolving Loan is made.

         CLOSING DOCUMENT LIST has the meaning set forth in SECTION 5.1.

         CODE has the meaning set forth in SECTION 1.3.

         COLLATERAL has the meaning set forth in the Postpetition Collateral Agency Agreement.

         COLLATERAL AGENT has the meaning set forth in the Postpetition Collateral Agency Agreement.

         COLLATERAL ACCOUNT has the meaning set forth in the Postpetition Collateral Agency Agreement.

         COLLATERAL DOCUMENTS has the meaning set forth in the Postpetition Collateral Agency Agreement.

         COLLATERAL MONITORING FEE has the meaning set forth in the Postpetition Collateral Agency Agreement.

         COLLECTIONS means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts of a Borrower.

         COMMITMENTS means, collectively, the Term Commitments and the Revolving Commitments.

         CONSOLIDATED ENTITY means LFI and those of its Subsidiaries, including in any event each of the Borrowers, consolidated with it for purposes of financial reporting.

         CONTINGENT OBLIGATION means, with respect to any Person, any direct, indirect, contingent or noncontingent guaranty or obligation of such Person for the Indebtedness of another Person, except for endorsements in the ordinary course of business.

         CREDIT DOCUMENTS means, collectively, this Credit Agreement, the Notes, the Letters of Credit, the Collateral Documents, the Postpetition Collateral Agency Agreement and all other documents, agreements and instruments now or hereafter executed in connection herewith or therewith.

         DEFAULT means an event, condition or default that with the giving of notice, the passage of time or both would be an Event of Default.

         DEFAULTING REVOLVING LENDER has the meaning set forth in SECTION 2.6.

         DEPOSITARY ACCOUNT has the meaning set forth in SECTION 8.10.

         DEPOSITARY BANK has the meaning set forth in SECTION 8.10.

         DISBURSEMENT ACCOUNT means the operating account of the LFC Funds Administrator maintained with the Disbursement Account Bank.

         DISBURSEMENT ACCOUNT BANK means Bankers Trust Company or any other financial institution selected from time to time by the Agent and reasonably acceptable to the LFC Funds Administrator.

         DOMESTIC LENDING OFFICE means, with respect to any Revolving Lender, the office of such Revolving Lender specified as its "DOMESTIC LENDING OFFICE" on ANNEX I, as such annex may be amended from time to time, which office shall in any event be located in the United States.

         EBITDA means, for any period, the consolidated net income of the Consolidated Entity (excluding extraordinary items) for such period, plus (a) all interest expense, income tax expense, depreci-ation and amortization (including amortization of any goodwill or other intangibles) for such period; minus or plus (without double counting) (b) gains and losses attributable to any fixed asset sales; plus or minus (c) any other noncash charges (excluding ordinary course accruals) or gains which have been subtracted or added in calculating such consolidated net income; provided, that any such noncash charges (if the aggregate amount thereof in any fiscal year is in excess of $2,000,000) subtracted in calculating consolidated net income and added back in computing EBITDA for any period shall be subtracted from EBITDA as and when such noncash charges are paid in cash, and (d) plus all restructuring and similar costs, expenses and charges (including without limitation professional fees and store closing expenses) taken, paid or incurred by the Borrowers on account of or directly relating to the Borrowers' chapter 11 cases to the extent such charges are reflected in the business plan dated August 27, 1997 submitted by the Borrowers to the Lenders.

         ELIGIBLE ACCOUNTS RECEIVABLE means Accounts of the respective Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, no Account of any Borrower shall be deemed to be an Eligible Account Receivable if:

         (A) it arises out of a sale made by such Borrower to an Affiliate of such Borrower or any other Borrower; or

         (B)      it (I) does not arise from a signed purchase agreement,
                  (II) does not have a deposit from the purchaser in an amount equal to at least ten percent (10%) of the face amount of such Account, (III) pertains to goods that are not currently in stock, and (IV) pertains to goods that are not scheduled for delivery within 30 days; or

         (C) the account debtor is (or the assets of the account debtor are) the subject of an Insolvency Event; or

         (D) the Account is not payable in United States dollars or the account debtor for the Account is located outside the continental United States, unless the Account is supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Collateral Agent; or

         (E) the sale to the account debtor is on a guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

         (F) the Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid; or

         (G) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ss.ss. 3727 et seq.); or

         (H) the Account does not comply with all Requirements of Law, including, without limitation, the Federal Consumer Protection Act, the Federal Truth-in-Lending Act and Regulation Z; or

         (I) the Account is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent or does not otherwise conform to the representations and warran-ties contained in the Credit Documents.

         ELIGIBLE INVENTORY means the aggregate amount of Inventory of the respective Borrowers deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with the Borrowers' current and historical accounting practice. Unless otherwise approved in writing by the Agent, no Inventory of any Borrower shall be deemed Eligible Inventory if:

         (A) it is not owned solely by such Borrower or such Borrower does not have good, valid and marketable title thereto; or

         (B)      it is not located in the United States; or

         (C) it is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent, except, with respect to such Inventory stored at locations other than locations owned by a Borrower, for Liens for unpaid rent or normal and customary warehousing charges; or

         (D) it consists of goods returned or rejected by such Borrower's customers or goods in transit to third parties; or

         (E) it is not first-quality finished goods, is obsolete or slow moving, or does not otherwise conform to the representations and warranties contained in the Credit Documents.

         ENVIRONMENTAL CLAIMS means any and all actual or threatened administrative or judicial actions, orders, claims, liens, notices, violations or proceedings, civil or criminal, brought, issued or asserted by (a) any governmental authority under Environmental Laws for compliance, damages, penalties, removal, response, remedial or other action, or (b) by any third party response, remedial or other action, or (b) by any third party seeking damages for personal injury, property damage, or loss of use, arising from a release or threatened release of a Hazardous Substance at, to or from any property owned, leased or occupied by any Borrower or any Subsidiary of any Borrower.

         ENVIRONMENTAL LAW means any applicable federal, state, local, civil or criminal, statute, ordinance, guideline, guidance or code relating to pollution, damage to or protection of the environment, and/or governing the presence, generation, use, management, storage, transport, treatment, recycling, reclamation, disposal, discharge, emission or release of any Hazardous Substance.

         ERISA means the Employee Retirement Income Security Act of 1974, 29 U.S.C. ss.ss. 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         ERISA AFFILIATE means any entity required to be aggregated with any Borrower or any Subsidiary of any Borrower under sections 414 (b), (c), (m) or
(o) of the Internal Revenue Code.

         EVENT OF DEFAULT has the meaning set forth in ARTICLE 9.

         EXISTING LETTERS OF CREDIT has the meaning set forth in SECTION 3.9.

         EXPENSES means all reasonable costs and expenses of the Agent and the Collateral Agent incurred in connection with the Credit Documents and the respective transactions contemplated therein, including, without limitation, (I) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (II) the reasonable fees and expenses of legal counsel and paralegals, accountants, appraisers and other consultants, experts or advisors retained by the Agent including, without limitation, consultants, experts or advisors retained in connection with due diligence investigations, (III) expenses incurred in connection with the assignments of or sales of participations in the Revolving Loans or the Term Loan, (IV) the cost of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, and (V) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents. EXPENSES also means all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred by the Agent, the Collateral Agent or any Lender
(I) during the continuance of an Event of Default, (II) in enforcing or defending its respective rights under or in respect of any of the Credit Documents, (III) collecting the Revolving Loans or the Term Loan, (IV) foreclosing or otherwise collecting upon the Collateral or any part thereof and
(V) in
obtaining any legal, accounting or other advice in connection with any of the foregoing.

         EXPIRATION DATE means the earlier of (I) March 5, 1999 and the date on which this Credit Agreement is terminated pursuant to SECTION 9.2(B).

         FACILITY FEE has the meaning set forth in SECTION 4.4.

         FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum for each day during such period equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

         FEDERAL RESERVE BOARD means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

         FEES means, collectively, the Unused Line Fee, the Letter of Credit Fees, the L/C Facing Fee, the Issuing Bank Fees, the Facility Fee and the Collateral Monitoring Fee.

         FINANCIAL STATEMENTS means the consolidated balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified, prepared in accordance with GAAP and consistently with prior practices.

         FIXED ASSET SUBLIMIT means an amount equal to $90,000,000; provided, that such amount shall be automatically and permanently reduced on the date on which Net Cash Disposition Proceeds of the sale, transfer or other disposition of any real property, other fixed assets or any leasehold interest in real property by any Borrower are received by or for the account of such or any other Borrower, in an amount equal to (i) in the case of any sale, transfer or other disposition of any real property or any leasehold interest in real property, the Appraised Value thereof, and (ii) in the case of any sale, transfer or other disposition of any other fixed assets (including without limitation fixtures, furniture and equipment), twenty-five percent (25%) of the Appraised Value thereof; provided that, no reduction of the Fixed Asset Sublimit pursuant to this clause (ii) shall occur as a result of the Borrowers' selling, transferring or otherwise disposing of obsolete or worn out fixed assets with an aggregate Appraised Value of up to $1,800,000.

         GAAP means generally accepted accounting principles in the United States as in effect from time to time.

         GECC means General Electric Capital Corporation, a New York corporation.

         GECC ACCOUNT has the meaning set forth in the Postpetition Security Agreement.

         GECC ACCOUNT PURCHASE AGREEMENT has the meaning set forth in the Postpetition Security Agreement.

         GECC RECEIVABLE means, at any time, the aggregate net amount payable by GECC to Borrowers at such time pursuant to section 2.2 of the GECC Account Purchase Agreement in respect of the purchase price of GECC Accounts.

         GOVERNING DOCUMENTS means certificates or articles of incorporation, by-laws and other similar organizational or governing documents.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         HAZARDOUS SUBSTANCES means petroleum materials, petroleum wastes, radioactive materials, polychlorinated biphenyls, urea formaldehyde, asbestos or any materials containing asbestos, and any materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "hazardous constituents," "toxic substances," "toxic pollutants," "pollutants," or "contaminants" or terms of similar import under any Environmental Law.

         HIGHEST LAWFUL RATE means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on such Obligations, under the laws of the State of New York (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and any of the other Credit Documents), or under applicable federal laws that may presently or hereafter be in effect and that allow a higher maximum nonusurious interest rate than under the State of New York (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

         INDEBTEDNESS of a Person means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (B) obligations under capital leases, (C) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, whether drawn or undrawn, (D) liabilities, as reasonably determined by the Agent, under any Interest Rate Agreement, (E) Contingent Obligations and (F) Indebtedness secured by any Lien on any property of that Person, even if that Person has not assumed such Indebtedness.

         INTEREST PERIOD means, for any LIBOR Rate Loan, the period commencing on the date of such Borrowing and ending on the last day of the period selected by the LFC Funds Administrator pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the LFC Funds Administrator may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; PROVIDED, THAT the LFC Funds Administrator may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; PROVIDED, THAT if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

         INTEREST RATE AGREEMENT means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

         INTERIM FINANCING ORDER means the order entered by the Bankruptcy Court pursuant to section 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rule 4001(c), authorizing the Borrowers to incur postpetition secured and superpriority indebtedness in accordance with this Credit Agreement on an interim basis in form and substance satisfactory to the Agent.

         INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         INVENTORY has the meaning set forth in the Postpetition Security Agreement.

         INVESTMENT means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or similar transfers of property to, or acquisition of substantially all the assets of, a Person. In determining the aggregate amount of Investments outstanding at any particular time, (I) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and outstanding; (II) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (III) there shall not be deducted in respect of any

Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (IV) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

         ISSUING BANK means Bankers Trust Company or any Revolving Lender or other financial institution that is acceptable to the Agent and the Borrowers that may at any time issue or be requested to issue a Letter of Credit for the account of any Borrower.

         ISSUING BANK FEES has the meaning set forth in SECTION 4.3.

         L/C FACING FEE has the meaning set forth in SECTION 4.3.

         LFC FUNDS ADMINISTRATOR means LFC acting in its capacity as borrowing agent for the Borrowers under that certain Borrower Agency Agreement of even date herewith among LFC, as borrowing agent, and the Borrowers.

         LFI means Levitz Furniture Incorporated, a Delaware corporation.

         LFI DEBENTURES means the 15% Senior Deferred Coupon Debentures due 2002 issued by LFI pursuant to the LFI Debenture Indenture, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

         LFI DEBENTURE INDENTURE means the 15% Senior Deferred Coupon Indenture dated as of December 1, 1992 by and between LFI and First National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

         LENDER means any of the Revolving Lenders or the Term Lenders.

         LETTER OF CREDIT FEE has the meaning set forth in SECTION 4.3.

         LETTER OF CREDIT OBLIGATIONS means, without duplication, the sum of the aggregate undrawn face amount of all Letters of Credit outstanding, PLUS the aggregate amount of all drawings under Letters of Credit for which the Borrowers have not reimbursed the Issuing Bank, PLUS the aggregate amount of all payments made by Revolving Lenders to the Issuing Bank for their participations in Letters of Credit, for which the Borrowers have not reimbursed the Revolving Lenders.

         LETTER OF CREDIT REQUEST has the meaning set forth in SECTION 3.3.

         LETTERS OF CREDIT means all letters of credit issued for the account of any Borrower under ARTICLE 3 and all amendments, renewals, extensions or replacements thereof.

         LIBOR LENDING OFFICE means, with respect to any Revolving Lender, the office of such Revolving Lender specified as its "LIBOR

LENDING OFFICE" opposite its name on ANNEX I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office).

         LIBOR RATE means, with respect to any Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a whole multiple of one-sixteenth (1/16) of one percent (1.00%)) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by Bankers Trust Company for United States dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan of BTCC for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. Chicago time two (2) Business Days prior to the commencement of such Interest Period.

         LIBOR RATE LOAN means a Revolving Loan that bears interest as provided in SECTION 4.1(B) hereof.

         LIEN means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

         LOAN means the Term Loan or any Revolving Loan.

         MAJORITY LENDERS means, at any time, those Lenders holding in the aggregate more than fifty percent (50%) of the sum at such time of the total Revolving Commitments and the aggregate outstanding principal amount of the Prepetition Tranche A Term Loan and the Term Loan; PROVIDED, THAT if at such time the Revolving Commitments have terminated, those Lenders then owed in the aggregate more than fifty percent (50%) of the sum of the aggregate then outstanding Revolving Loans, Letter of Credit Obligations and the aggregate outstanding principal amount of the Prepetition Tranche A Term Loan and the Term Loan, in each case including accrued but then unpaid interest thereon.

         MAJORITY TERM LENDERS means, at any time, those Term Lenders holding in the aggregate more than fifty percent (50%) of the aggregate outstanding principal amount of the Prepetition Tranche A Term Loan and the Term Loan.

         MATERIAL ADVERSE EFFECT means a material adverse effect on (I) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Borrowers taken as a whole, (II) the ability of any Borrower to perform its obligations under the Credit Documents to which it is a party, or on the ability of the Agent, the Collateral Agent or the Lenders to enforce the Postpetition Obligations or realize upon the Collateral, or (III) the value of the Collateral consisting of non-current assets, or the amount that the Agent, the Collateral Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

         MATERIAL CONTRACT means any contract or other arrangement to which a Borrower or any Subsidiary of a Borrower is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         MOODY'S means Moody's Investors Service, Inc., or any successor thereto.

         MORTGAGE means each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Borrower to the Prepetition Collateral Agent with respect to any Borrower's interest in real property.

         MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in section 4001(a) (3) of ERISA) to which a Borrower, any Subsidiary of Borrower or any ERISA Affiliate has contributed within the past six years or with respect to which a Borrower or any Subsidiary of a Borrower could reasonably be expected to incur any liability.

         NET CASH DISPOSITION PROCEEDS means proceeds in cash or Cash Equivalents of an Asset Disposition by any Borrower to any Person other than another Borrower, net of (A) direct costs and expenses relating to such Asset Disposition, (B) taxes paid or payable as a result thereof and (C) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset which is the subject of such Asset Disposition. Net Cash Disposition Proceeds shall also include proceeds of insurance paid on account of loss or damage to any property, condemnation awards (or payments made in lieu thereof) by reason of, or in anticipation of, a permanent taking of any property pursuant to condemnation proceedings or by the exercise of the right of eminent domain or by conveyance in lieu of condemnation, in each case net of (I) funds actually used to repair or reconstruct the damaged property or property affected by the condemnation or taking, (II) costs and expenses reasonably incurred in connection with the collection of such proceeds, awards or other payments and
(III) amounts retained by or paid to third parties having rights in such proceeds, awards or other payments superior to the rights of the Secured Parties and the applicable Borrower.

         NOTE means any Term Note or Revolving Note.

         NOTE DOCUMENTS means, collectively, the Senior Notes, the Senior Note Indenture, the Senior Notes (12-3/8%), the Senior Note Indenture (12-3/8%), the Senior Subordinated Notes and the Senior Subordinated Note Indenture and all other documents, agreements and instruments now or hereafter executed in connection therewith.

         NOTICE OF BORROWING means an irrevocable and binding notice delivered by the LFC Funds Administrator to the Agent either by telephone or by facsimile transmission (and if by telephone, promptly confirmed in writing), of the Borrowers' request for a Borrowing, which notice shall be substantially in the form of EXHIBIT B.

         NOTICE OF CONTINUATION has the meaning set forth in SECTION 4.13(A).

         NOTICE OF CONVERSION has the meaning set forth in SECTION 4.13(B).

         PERMANENT FINANCING ORDER means an order entered by the Bankruptcy Court as to which no stay has been entered and that has not been vacated, modified or overturned, in form and substance substantially similar to the Interim Financing Order, authorizing the incurrence by the Borrowers of permanent postpetition superpriority indebtedness in accordance with this Credit Agreement and the other Loan Documents.

         PERMITTED DISCRETION means the Agent's judgment exercised in good faith and not in an irrational manner based upon its consideration of any factor which the Agent believes in good faith could affect the value of any Collateral, including any Inventory or Accounts of any Borrower or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Accounts Receivable or Eligible Inventory, as well as any of the following: (I) the financial and business climate of any Borrower's industry and general macroeconomic conditions, (II) changes in collection history and dilution with respect to the Accounts of any Borrower, (III) changes in levels of backlog of firm purchase orders and demand for, and pricing of, Inventory of any Borrower,
(IV) changes in any concentration of risk with respect to Accounts and Inventory of any Borrower, and (V) any other factors that change the credit risk of lending to the Borrowers on the security of the Accounts and Inventory of the Borrowers.

         PERMITTED EXPENSES means, collectively, (i) fees required to be paid to the Office of the United States Trustee pursuant to 28 U.S.C. section 1930(a),
(ii) compensation for services rendered or reimbursement of expenses incurred that are permitted to be paid by the Bankruptcy Court under sections 330 or 331 of the Bankruptcy Code after the date of the occurrence of an Event of Default to professionals retained pursuant to an order of the Bankruptcy Court by the Borrowers or any official committee appointed pursuant to section 1102 of the Bankruptcy Code in an amount not to exceed $2,000,000 and (iii) so long as no Event of Default has occurred and is continuing, Permitted Prepetition Claim Payments.

         PERMITTED LIENS means the Liens referred to in CLAUSES (A) through (J) of SECTION 8.4.

         PERMITTED PREPETITION CLAIM PAYMENT means any payment, approved by an order of the Bankruptcy Court (as adequate protection or otherwise) on account of any Claim arising or deemed to have arisen prior to the Petition Date in respect of (i) prepetition employee wages, salaries, sick pay, vacation pay (including "personal days"), holiday pay, and other accrued compensation; (ii) obligations to reimburse prepetition employee business expenses (including travel, lodging, moving, and relocation expenses); (iii) obligations to make payments for which employee payroll deductions were made; (iv) obligations to make prepetition contributions and pay benefits under employee benefit plans;
(v) all costs and expenses incident to the payments and contributions described in (i) through (iv) (including payroll-related taxes and processing costs); (vi) obligations to customers incurred in the ordinary course of business (including honoring obligations arising from deposits, prepayments, gift certificates, warranties, refunds, returns, exchanges and other credit balances); (vii) obligations under the Borrowers' or any Subsidiary's self-insured workers' compensation program; (viii) amounts owed to department lessees and licensees in the ordinary course of Borrowers' or any Subsidiary's business; (ix) amounts owed to certain individuals or entities who, although not employees of Borrowers, (I) provide ongoing vital services to Borrowers on a regular and recurring basis, (II) are paid for the services they perform for Borrowers directly by Borrowers and not by any agency (such as an employment agency), and
(III) perform services that, with respect to Borrowers, are performed by employees; (x) amounts owed to certain individuals or entities that (I) provide services to Borrowers' customers on behalf of Borrowers, (II) have direct contact with Borrowers' customers or take possession of customers' goods or property, (III) the customers believe are employees of Borrowers, and (IV) are compensated by Borrowers, who, in turn, receive customer payments for those services; (xi) the claims of all contractors that have given or could give rise to mechanics' or materialmen's liens against property of Borrowers or any Subsidiary, (xii) employee withholding taxes, sales, use and excise and other similar trust fund amounts.

         PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

         PETITION DATE has the meaning set forth in the Preliminary Statements.

         PETITIONS means the voluntary petitions filed by the Borrowers for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court on the Petition Date.

         PLAN means any Benefit Plan, Multiemployer Plan, or Retiree Health Plan, or any employee benefit plan, fund, program or arrangement, whether oral or written, maintained or contributed to by any Borrower or any Subsidiary of any Borrower, or with respect to which any of them could reasonably be expected to incur liability.

         PLAN OF REORGANIZATION means a plan or plans of reorganization for the Borrowers promulgated and filed pursuant to section 1121 ET SEQ. of the Bankruptcy Code.

         POSTPETITION CHARGE means any Charge arising or levied after the Petition Date.

         POSTPETITION COLLATERAL AGENCY AGREEMENT means the Intercreditor and Collateral Agency Agreement of even date herewith among BTCC, acting in its capacity as collateral agent thereunder, the Agent and the Lenders.

         POSTPETITION OBLIGATIONS means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Event of Default) in respect of Revolving Loans, Term Loans, reimbursement obligations under Letters of Credit, Fees, Expenses and all other joint and several obligations and liabilities of the Borrowers to the Agent, the Issuing Bank, the Collateral Agent or any of the Lenders under this Credit Agreement, the Notes or any of the other Credit Documents.

         POSTPETITION PLEDGE AGREEMENT means the Pledge Agreement of even date herewith executed by LFC in favor of the Collateral Agent for the benefit of the Secured Parties identified therein.

         POSTPETITION SECURITY AGREEMENT means the Security Agreement of even date herewith executed by the Borrowers in favor of the Collateral Agent for the benefit of the Secured Parties identified therein.

         PREPETITION COLLATERAL AGENCY AGREEMENT means the Intercreditor and Collateral Agency Agreement dated as of July 1, 1996 among BTCC, acting in its capacity as collateral agent thereunder, BTCC, as agent for the Prepetition Lenders, and the Prepetition Lenders.

         PREPETITION COLLATERAL AGENT means BTCC, acting in its capacity as collateral agent under the Prepetition Collateral Agency Agreement.

         PREPETITION CREDIT AGREEMENTS has the meaning set forth in the Preliminary Statements.

         PREPETITION CREDIT DOCUMENTS means, collectively, all of the "Credit Documents" and "Collateral Documents" under each of the Prepetition Credit Agreements.

         PREPETITION INDEBTEDNESS of any Borrower means Indebtedness of such Borrower outstanding on the Petition Date.

         PREPETITION LENDERS has the meaning set forth in the Preliminary Statements.

         PREPETITION OBLIGATIONS means, collectively, the "Obligations" of the Borrowers under each of the Prepetition Credit Agreements.

         PREPETITION TRANCHE A TERM LOAN has the meaning set forth in the Preliminary Statements.

         PRIME LENDING RATE means the rate which Bankers Trust Company announces as its prime lending rate, from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers Trust Company and each of the Revolving Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         PRIME RATE LOAN means a Revolving Loan that bears interest as provided in SECTION 4.1(A) hereof.

         PROJECTIONS means the Borrowers' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, if applicable, and otherwise consistent with the historical Financial Statements of the Borrowers, together with appropriate supporting details and a statement of underlying assumptions.

         PROPORTIONATE SHARE of (i) a Revolving Lender means a fraction, expressed as a percentage, obtained by dividing its Revolving Commitment by the Revolving Line of Credit or, if the Revolving Commitments are terminated, by dividing its then outstanding Revolving Loans and Letter of Credit participations by the then outstanding aggregate Revolving Loans and Letter of Credit Obligations and (ii) a Term Lender means a fraction, expressed as a percentage, obtained by dividing its Term Commitment by the Term Loan Amount or, if the Term Commitments are terminated, by dividing the sum of its outstanding Term Loans and Prepetition Tranche A Loans by the outstanding aggregate Term Loans and Prepetition Tranche A Loans.

         PURCHASE MONEY LIENS has the meaning set forth in SECTION 8.3(E).

         REGISTER has the meaning set forth in SECTION 11.8(D).

         REGULATION D means Regulation D of the Federal Reserve Board, as in effect from time to time.

         REGULATION G means Regulation G of the Federal Reserve Board, as in effect from time to time.

         REGULATION Z means Regulation Z of the Federal Reserve Board, as in effect from time to time.

         REPORTABLE EVENT means any of the events described in section 4043 of ERISA and the regulations thereunder.

         REQUIREMENT OF LAW means, with respect to any Person, (A) the Governing Documents of such Person, (B) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority binding on such Person, or (C) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

         RETIREE HEALTH PLAN means an "employee welfare benefit plan" within the meaning of section 3(1) of ERISA, and any other plan, program or arrangement, whether oral or written, that provides benefits to persons after termination of employment, other than as required by section 601 of ERISA.

         REVOLVING ASSIGNMENT AND ASSUMPTION AGREEMENT has the meaning set forth in SECTION 11.8(B).

         REVOLVING COMMITMENT of a Revolving Lender means such Revolving Lender's commitment, on the terms and subject to the conditions set forth herein, to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth below its name on ANNEX I (as amended from time to time pursuant to SECTION 11.8(B)), as such amount may be reduced from time to time in accordance with the terms and provisions of this Credit Agreement.

         REVOLVING LENDER has the meaning set forth in the Preliminary
Statements.

         REVOLVING LENDER ADVANCES has the meaning set forth in SECTION 2.2.

         REVOLVING LINE OF CREDIT means the aggregate revolving line of credit extended pursuant to this Credit Agreement by the Revolving Lenders to the Borrowers for Revolving Loans and Letters of Credit, in an aggregate principal amount at any time of up to $260,000,000 less the aggregate outstanding principal amount of the Prepetition Tranche A Term Loan and the Term Loan, as such amount may be reduced from time to time pursuant to the terms and provisions hereof.

         REVOLVING LOAN ACCOUNT has the meaning set forth in SECTION 4.8.

         REVOLVING LOANS has the meaning set forth in SECTION 2.1.

         REVOLVING NOTE means a promissory note of the Borrowers payable to the order of any Revolving Lender, substantially in the form of EXHIBIT C-1, as amended, restated, supplemented or otherwise modified from time to time, and including all notes issued in replacement of, or in substitution or exchange for, any Revolving Note.

         REVOLVING SETTLEMENT DATE has the meaning set forth in SECTION 2.4.

         S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         SECURED PARTIES has the meaning set forth in the Postpetition Collateral Agency Agreement.

         SENIOR NOTE INDENTURE means the 13-3/8% Senior Note Indenture dated as of March 1, 1996, by and between LFC and American Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the respective terms and provisions hereof and thereof.

         SENIOR NOTES means the 13-3/8% Senior Notes Due October 15, 1998, issued by LFC pursuant to the Senior Note Indenture, as amended, restated, supplemented or otherwise modified from time to time in accordance with the respective terms hereof or thereof.

         SENIOR SUBORDINATED NOTE INDENTURE means the 9-5/8% Senior Subordinated
Note Indenture dated as of July 15, 1993, between LFC and Norwest Bank Minnesota, National Association, as Trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the respective terms and provisions hereof and thereof.

         SENIOR SUBORDINATED NOTES means the Senior Subordinated Notes Due July 15, 2003 issued by LFC pursuant to the Senior Subordinated Note Indenture, as amended, restated, supplemented or otherwise modified from time to time in accordance with the respective terms and provisions hereof and thereof.

         SUBSIDIARY of a Person means a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

         TERM ASSIGNMENT AND ASSUMPTION AGREEMENT has the meaning set forth in
SECTION 11.8(C).

         TERM COMMITMENT of a Term Lender means such Term Lender's Commitment, on the terms and subject to the conditions set forth herein, to make the Term Loan up to the amount set forth below its name on Annex II (as amended from time to time pursuant to SECTION 11.8(C)).

         TERM LENDER has the meaning set forth in the Preliminary Statements.

         TERM LENDER ASSIGNMENT has the meaning set forth in SECTION 11.8(C).

         TERM LOAN has the meaning set forth in Article 2A.

         TERM LOAN AMOUNT means the sum of the Term Commitments.

         TERM NOTE means, collectively, each promissory note of the Borrowers payable to the order of any Term Lender, substantially in the form of EXHIBIT C-2 as amended, restated, supplemented or otherwise modified from time to time, and including all notes issued in replacement of, or in substitution or exchange for, any of the foregoing.

         TERMINATION EVENT means (I) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (II) the withdrawal of any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in section 4001(a) (2) of ERISA); (III) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in section 4041 (c) of ERISA); (IV) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan; (V) any event or condition (A) which could reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (B) that may result in termination of a Multiemployer Plan pursuant to section 4041A of ERISA; or (VI) the partial or complete withdrawal, within the meaning of sections 4203 and 4205 of ERISA, of a Borrower, any Subsidiary of a Borrower or any ERISA Affiliate from a Multiemployer Plan.

         TYPE means a LIBOR Rate Loan or a Prime Rate Loan.

         UNUSED LINE FEE has the meaning set forth in SECTION 4.2.

         1.2      ACCOUNTING TERMS AND DETERMINATIONS.

         Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements referred to in SECTION 7.1. All accounting determinations for purposes of determining compliance with the financial covenants contained in ARTICLE 8 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements referred to in SECTION 7.1. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP changes from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to
SECTION 7.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrowers or upon the request of the Majority Lenders, calculations setting forth the adjustments necessary to demonstrate that the Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

         1.3      OTHER TERMS; HEADINGS.

         Terms used herein and not otherwise defined in ARTICLE 1 that are defined in the Uniform Commercial Code in effect in the State of New York (the "CODE") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with SECTION 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

         1.4      SEPARATE CAPACITY.

         Any reference to a "Revolving Lender" or a "Term Lender" shall mean such Lender sorely in its capacity as the holder of a Revolving Loan or a Term Loan, as the case may be. If a Lender holds both Revolving Loans and Term Loans, the rights, privileges, obligations or disabilities that may be enjoyed by or imposed upon such Lender with respect to one kind of Loan shall not be imposed upon or enjoyed by such Lender with respect to the other kind of Loan.

                           ARTICLE 2. REVOLVING LOANS.

         2.1      REVOLVING COMMITMENTS.

         Subject to the terms and conditions set forth in this Credit Agreement, and in reliance on the representations and warranties of the Borrowers set forth herein, on and after the Closing Date and to but excluding the Expiration Date, each Revolving Lender severally agrees to make loans and advances to the Borrowers on a joint and several basis (each a "REVOLVING LOAN") in an amount not to exceed at any time its Proportionate Share of the lesser at such time of
(A) the Revolving Line of Credit and (B) the Borrowing Base MINUS, in each case, the sum of (X) the aggregate outstanding principal amount of all Prepetition Obligations other than any Prepetition Obligations relating to the Prepetition Tranche A Term Loan and (Y) the aggregate outstanding Letter of Credit Obligations. The Revolving Loans of each Revolving Lender shall be evidenced by a Revolving Note dated as of the Closing Date and executed by each of the Borrowers in the maximum amount of such Revolving Lender's Revolving Commitment.

         2.2      BORROWING OF REVOLVING LOANS.

         Revolving Loans may be made available to the LFC Funds Administrator for the account of Borrowers directly by the Revolving Lenders ("REVOLVING LENDER ADVANCES") or, in the circumstances described in SECTION 2.2(B), from the Agent acting on behalf of the Revolving Lenders ("AGENT REVOLVING ADVANCES").

                  (A) REVOLVING LENDER ADVANCES. Subject to the determination by the Agent and the Revolving Lenders that the conditions for borrowing contained in SECTION 5.2 are satisfied, upon receipt of a Notice of Borrowing from the LFC Funds Administrator received by the Agent before 1:00 P.M. Chicago time on a Business Day, Revolving Lender Advances of Revolving Loans shall be made to the extent of each Revolving Lender's Proportionate Share of the requested Borrowing.

                  (B) AGENT REVOLVING ADVANCES. The Agent is authorized by the Revolving Lenders, but is not obligated, to make Agent Revolving Advances upon a receipt of any Notice of Borrowing received by the Agent before 3:00 P.M. Chicago time on a Business Day. Agent Revolving Advances shall be subject to periodic settlement with the Revolving Lenders under SECTION 2.4. Agent Revolving Advances may be made only in the following circumstances:

                             (I) NORMAL COURSE AGENT REVOLVING ADVANCES.
                  For administrative convenience, the Agent may, but is not obligated, to make Agent Revolving Advances up to the amount available for borrowing under SECTION 2.1 in reliance upon the actual or deemed representations of the Borrowers under
                  SECTION 5.2 that the conditions for borrowing are satisfied.

                            (II) OTHER AGENT REVOLVING ADVANCES. When the
                  conditions for borrowing under SECTION 5.2 cannot be fulfilled, and notwithstanding the Borrowing Base limitation of SECTION 2.1, the Agent may, but is not obligated, to continue to make Agent Revolving Advances for seven (7) Business Days or until sooner instructed by the Majority Lenders to cease, in an aggregate amount at any time not to exceed $3,000,000.

                  (C) DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted: (X) in the circum-stances described in SECTION 3.5, by the Agent directly to the applicable Issuing Bank, and (Y) in all other circumstances, by the Agent or Revolving Lenders, as the case may be, to the Disbursement Account.

                  (D) NOTICES OF BORROWING. Notices of Borrowing may be given under this SECTION 2.2 by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing. The LFC Funds Administrator shall specify in each Notice of Borrowing whether the conditions for the requested

         Borrowing are satisfied. The Borrowers may request one or more Borrowings of Revolving Loans constituting Prime Rate Loans on the same Business Day. Each Notice of Borrowing for LIBOR Rate Loans shall be given not later than noon Chicago time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of LIBOR Rate Loans, shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of the Borrowers to choose LIBOR Rate Loans is subject to the provisions of SECTION 4.12. Once given, a Notice of Borrowing is irrevocable and binding on the Borrowers. The LFC Funds Administrator shall provide to the Agent a list, with specimen signatures, of officers and other Persons, if any, authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the LFC Funds Administrator.

         2.3      NOTICE OF REQUEST FOR REVOLVING LENDER REVOLVING
                  ADVANCES.

         Subject to the last sentence of this SECTION 2.3, the Agent shall give each Revolving Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that is received pursuant to SECTION 2.2(A) and is to be satisfied by Revolving Lender Advances. No later than 3:00 P.M. Chicago time on the date of receipt of such notice, each Revolving Lender shall make available for the account of its Applicable Lending Office to the Agent at the Agent's address for deposit into the Loan Disbursement Account, its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to any such Borrowing, it is entitled to assume that each Revolving Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Revolving Lender, without the necessity of giving daily notice to each Revolving Lender of the receipt of a Notice of Borrowing.

         2.4 PERIODIC SETTLEMENT OF AGENT REVOLVING ADVANCES; INTEREST AND REVOLVING FEES; STATEMENTS.

                  (a)      THE REVOLVING SETTLEMENT DATE; ALLOCATION OF
         INTEREST AND REVOLVING FEES. The amount of each Revolving Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Revolving Advances) and repayments received by the Agent as of 5:00 P.M. Chicago time on the last Business Day of the period specified by the Agent (such date, the "REVOLVING SETTLEMENT DATE").

                  (b) SUMMARY STATEMENTS; SETTLEMENTS. The Agent shall deliver to each of the Revolving Lenders promptly after the

         Revolving Settlement Date a summary statement of the account of outstanding Revolving Loans (including Agent Revolving Advances) for the period, the amount of repayments received for the period, and the amount allocated to each Revolving Lender of the interest and Unused Line Fee for the period. After application of payments under SECTION 4.10, as reflected on the summary statement, (I) the Agent shall transfer to each Revolving Lender its allocated share of interest and Unused Line Fee, and its Proportionate Share of repayments received by the Agent in respect of the period covered by such summary statement; and (II) each Revolving Lender shall transfer to the Agent, or the Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Revolving Lender shall be equal to such Revolving Lender's Proportionate Share of the aggregate amount of Loans outstanding as of such Revolving Settlement Date. If the summary statement requires transfers to be made to the Agent by the Revolving Lenders and is received by the Revolving Lenders prior to 12:00 noon Chicago time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Chicago time that day; and, if received after 12:00 noon Chicago time, then no later than 3:00 P.M. Chicago time on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

                  (C) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Revolving Advances) and the Unused Line Fee shall be allocated by the Agent to each Revolving Lender (I) in the case of interest, in accordance with the Revolving Loans actually advanced by and repaid to such Revolving Lender and (II) in the case of the Unused Line Fee, in accordance with the Proportionate Share of such Revolving Lender. Interest shall accrue from and including the date Revolving Loans are advanced and to but excluding the date such Revolving Loans are either repaid by the Borrowers or, if later, actually settled under this SECTION 2.3. Promptly after the end of each month, the Agent shall distribute to each Revolving Lender its portion, allocated as provided above, of the interest and Unused Line Fee which has been received by the Agent during such month.

         2.5      SHARING OF PAYMENTS.

         If any Revolving Lender shall obtain any payment (whether made voluntarily or involuntarily, or through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it or its participation in the Letter of Credit Obligations in excess of its Proportionate Share of payments on account of the Revolving Loans or Letter of Credit Obligations obtained by all the Revolving Lenders, such Revolving Lender shall forthwith purchase from the other Revolving Lenders such participations in the Revolving Loans made by them or in their participation in Letters of

Credit as shall be necessary to cause such purchasing Revolving Lender to share the excess payment ratably with each of them; PROVIDED, THAT if all or any portion of such excess payment is thereafter recovered from such purchasing Revolving Lender, such purchase from each Revolving Lender shall be rescinded and each such Revolving Lender shall repay to the purchasing Revolving Lender the purchase price to the extent of such recovery, together with an amount equal to such Revolving Lender's ratable share (according to the proportion of (I) the amount of such Revolving Lender's required repayment to (II) the total amount so recovered from the purchasing Revolving Lender) of any interest or other amount paid or payable by the purchasing Revolving Lender in respect to the total amount so recovered. The Borrowers agree that any Revolving Lender so purchasing a participation from another Revolving Lender pursuant to this SECTION 2.6, to the fullest extent permitted by law, may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Revolving Lender were the direct creditor of the Borrowers in the amount of such participation.

         2.6      DEFAULTING REVOLVING LENDERS.

                  (a) A Revolving Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Revolving Advances) made available by the Agent on such Revolving Lender's behalf, or who fails to pay any other amounts owing by it to the Agent, is a "DEFAULTING REVOLVING LENDER." The Agent is entitled to recover from such Defaulting Revolving Lender all such amounts owing by such Defaulting Revolving Lender on demand. If the Defaulting Revolving Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the LFC Funds Administrator and the Borrowers shall pay such amounts to the Agent (to the extent the Agent has made such amounts available to or for the account of Borrowers) within five (5) Business Days of its receipt of such notice. In addition, the Defaulting Revolving Lender or the Borrowers shall pay to the Agent for its own account interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate per annum equal to (X) the overnight Federal Funds Rate, if paid by the Defaulting Revolving Lender, or (Y) the then applicable rate of interest calculated under SECTION 4.1, if paid by the Borrower; PLUS, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Revolving Lender's failure to perform its obligations. Nothing herein shall be deemed to relieve any Revolving Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Revolving Lender for any amounts paid by the Borrowers under CLAUSE (Y) above on account of such Defaulting Revolving Lender's default.

                  (B) The failure of any Revolving Lender to fund its Proportionate Share of a Revolving Loan shall not relieve any other Revolving Lender of its obligation to fund its Proportionate Share of a Revolving Loan. Conversely, no Revolving Lender shall be responsible for the failure of another Revolving Lender to fund its Proportionate Share of a Revolving Loan.

                  (C) The Agent shall not be obligated to transfer to a Defaulting Revolving Lender any payments made by the Borrowers to the Agent for the Defaulting Revolving Lender's benefit; nor shall a Defaulting Revolving Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Revolving Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received by it for the account of such Revolving Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Revolving Lender shall be deemed not to be a "REVOLVING LENDER" and such Revolving Lender's Commitment shall be deemed to be zero (-0-). This SECTION 2.6 shall remain effective with respect to such Revolving Lender until (X) the Postpetition Obligations shall have been declared or shall have become immediately due and payable or (Y) the Majority Lenders, the Agent and the Borrowers shall have waived such Revolving Lender's default in writing. The operation of this SECTION 2.6 shall not be construed to increase or otherwise affect the Revolving Commitment of any Revolving Lender, or relieve or excuse the performance by the Borrowers of their respective duties and obligations hereunder.

         2.7      SUPERPRIORITY AND LIENS.

         The Postpetition Obligations shall constitute, in accordance with
Section 364(c)(1) of the Bankruptcy Code, claims against each of the Borrowers in their Chapter 11 cases which are administrative expense claims having priority over any and all administrative expenses of the kind and specified in section 503(b) or 507(b) of the Bankruptcy Code, except for Permitted Expenses, and such claims shall at all times be secured by a first priority Lien on all Collateral as follows:

                  (a) pursuant to Bankruptcy Code section 364(c)(2), a first priority, perfected Lien upon all of the Borrowers' right, title and interest in, to and under all Collateral that is not otherwise encumbered by a validly perfected Lien or security interest, including without limitation, all personal and real property and the proceeds of all causes of action arising under the Bankruptcy Code;

                  (b) pursuant to Bankruptcy Code section 364(d)(1), a first priority, senior, priming, perfected Lien upon all of the Borrowers' right, title and interest in, to and under the Collateral that secures the Prepetition Obligations; and

                  (c) pursuant to Bankruptcy Code section 364(c)(3), a second priority, perfected Lien upon all of the Borrowers' right, title and interest in, to and under all Collateral that is subject to a validly perfected security interest or Lien in existence as of the Petition Date (other than the Collateral that secures the Prepetition Obligations, which is covered by clause (b) above), junior to such validity perfected Lien or security interest; provided, however, that if review of updated title searches on the Borrowers' real property (which review shall be completed prior to the hearing concerning the entry of the Permanent Financing Order by the Bankruptcy Court) reveals the existence of liens, claims or encumbrances by third parties that the Lenders deem material, the Lenders reserve the right either to reduce the Commitments or to condition any further extensions of credit to the Borrowers under this Credit Agreement upon provisions in the Permanent Financing Order granting the Lenders Liens upon such real property senior to any other liens pursuant to section 364(d)(1) of the Bankruptcy Code.

                             ARTICLE 2A. TERM LOAN.

         On each Business Day that Collections are to be applied to repay the principal of the Prepetition Tranche A Term Loan pursuant to the Postpetition Collateral Agency Agreement, then, unless an Actionable Default has occurred and is continuing, each Term Lender shall be deemed to fund a term loan to the Borrowers in an amount equal to its Proportionate Share of the amount of the Collections so to be applied (all term loans made in such manner by each Term Lender herein collectively called the "Term Loan"). The Term Loan of each Lender shall be evidenced by a Term Note and shall be governed in all respects by the terms of this Credit Agreement and the other Credit Documents. All Collections that would otherwise be applied to repay the principal of the Prepetition Tranche A Term Loan under the Postpetition Collateral Agency Agreement shall be remitted to the LFC Funds Administrator for the account of the Borrowers in accordance with the deemed funding of the Term Loan under this Article 2A so long as no Actionable Default has occurred and is continuing.

                          ARTICLE 3. LETTERS OF CREDIT.

         3.1      ISSUANCE OF LETTERS OF CREDIT.

         Subject to the terms and conditions hereof and in reliance on the representations and warranties of the Borrowers set forth herein, the Agent shall cause the Issuing Bank to issue Letters of Credit hereunder at the request of the LFC Funds Administrator and for its account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

                  (A) issuance of the requested Letter of Credit (I) would cause the Letter of Credit Obligations then outstanding to exceed $25,000,000 or (II) would cause the sum of the Revolving Loans PLUS the Letter of Credit Obligations then outstanding to exceed the lesser of the Revolving Line of Credit and an amount equal to the lesser of (X) the Aggregate Line of Credit and (Y) the Borrowing Base then in effect; or

                  (B) issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

         3.2      TERMS OF LETTERS OF CREDIT.

         The proposed amount, terms and conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Issuing Bank. The term of each standby Letter of Credit shall not exceed 360 days, but may be subject to annual renewal. The term of each documentary Letter of Credit shall not exceed 120 days. No Letter of Credit shall have an expiry date later than five (5) Business Days prior to the Expiration Date.

         3.3      NOTICE OF ISSUANCE.

         A request for issuance of a Letter of Credit (a "LETTER OF CREDIT REQUEST") may be given in writing or electronically and, if requested by the Agent, promptly confirmed in writing. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. Chicago time at least three (3) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

         3.4      REVOLVING LENDERS' PARTICIPATION.

         Immediately upon issuance or amendment of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Revolving Lender's Proportionate Share.

         3.5      PAYMENTS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT.

         The Agent shall notify the LFC Funds Administrator of the receipt by the Agent of notice from the Issuing Bank of a draft or other presentation for payment or drawing under a Letter of Credit not later than 3:00 P.M. Chicago time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Unless the procedures set forth in SECTION 9.2(C) shall be applicable, the LFC Funds Administrator shall be deemed to have concurrently given a Notice of Borrowing to the Agent to make a Revolving Loan in the amount of and at the time of such drawing (which Loan shall be a Prime Rate Loan), the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

         3.6      PAYMENT BY REVOLVING LENDERS.

         If a Revolving Loan is not made in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw under a Letter of Credit, the Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's respective participation therein. Each Revolving Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. Chicago time on the next Business Day after such Revolving Lender receives notice from the Agent of the amount of such Revolving Lender's participation in such unreimbursed amount. If any Revolving Lender fails to make available to the Agent the amount of such Revolving Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Revolving Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrowers in reimbursement of honored drawings.

         3.7      OBLIGATIONS ABSOLUTE.

         The joint and several obligations of the Borrowers to reimburse the Revolving Lenders under SECTION 3.5 hereof shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, upon the occurrence and during the continuance of an Event of Default.

         3.8 AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING BANK DOCUMENTATION; RELIANCE ON CREDIT AGREEMENT BY ISSUING BANK.

         The Agent shall be authorized to execute, deliver and perform on behalf of the Revolving Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by the Borrowers hereunder. The Revolving Lenders, the Term Lenders, the Agent, the Borrowers and the LFC Funds Administrator all expressly agree that the terms of this ARTICLE 3 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.

         3.9      EXISTING LETTERS OF CREDIT.

         Effective as of the Closing Date (I) the letters of credit issued for the account of the Borrowers prior to the Closing Date pursuant to the Prepetition Credit Agreements by Persons that are issuing Banks hereunder and set forth on SCHEDULE 3.9 hereto (such letters of credit called the "EXISTING LETTERS OF CREDIT") in an aggregate face amount not exceeding the total amount set forth on such Schedule will be deemed to have been issued as, and be, Letters of Credit under this Credit Agreement and (II) the Existing Letters of Credit and the reimbursement and other obligations of the Borrowers in respect thereof shall become Postpetition Obligations and shall no longer constitute Prepetition Obligations.

                ARTICLE 4. COMPENSATION, REPAYMENT AND REDUCTION
                           OF COMMITMENTS.

         4.1      INTEREST ON REVOLVING LOANS.

                  (a) Interest on the unpaid principal amount of Revolving Loans which are Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month at an interest rate per annum equal to the Prime Lending Rate PLUS one and one-half percent (1.5%) calculated on the net balances owing to the Agent and the Revolving Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

                  (B) Interest on the unpaid principal amount of Revolving Loans which are LIBOR Rate Loans shall be payable on the earlier to occur of (I) the last day of each Interest Period with respect to such LIBOR Rate Loans, (II) ninety (90) days following the commencement of such LIBOR Rate Loans, (III) the date of conversion of such LIBOR Rate Loans (or a portion thereof) to a Prime Rate Loan and
         (IV) the maturity of such LIBOR Rate Loans at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loans to the LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loans PLUS three and three-quarters percent (3.75%). After maturity of such LIBOR Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the LIBOR Rate for any Interest Period shall promptly notify the LFC Funds Administrator and the Revolving Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

                  (C) Notwithstanding the provisions of SECTION 4.1(B), the Borrowers shall pay to each Revolving Lender, so long as and to the extent such Revolving Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Revolving Loan comprised of LIBOR Rate Loans of such Revolving Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (I) the LIBOR Rate for the applicable Interest Period for such LIBOR Rate Loan from (II) the rate obtained by dividing such LIBOR Rate by a percentage equal to 1 MINUS the stated maximum rate (stated as a decimal) applicable two (2) Business Days before the first day of such Interest Period of all reserves, if any, required to be maintained against "EUROCURRENCY LIABILITIES" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Revolving Lender to United States residents) having a term equal to the Interest Period applicable to such LIBOR Rate Loan. Such Revolving Lender shall as soon as practicable provide notice to the Agent and the LFC Funds Administrator of any such additional interest arising in connection with such LIBOR Rate Loan, which notice shall be conclusive and binding, absent demonstrable error.

         4.1A     INTEREST ON TERM LOAN.

                  (a) Interest on the outstanding principal amount of the Term Loan shall be payable monthly in arrears on the last Business Day of each month of the Borrowers at an interest rate per annum equal to 16%.

         4.1B     INTEREST ON PREPETITION OBLIGATIONS.

                  Interest on the outstanding Prepetition Obligations shall be payable monthly in arrears on the first Business Day of each month at an interest rate per annum equal to the nondefault rate of interest specified with respect to each component of the Prepetition Obligations in the applicable Prepetition Credit Agreement., and each Lender in its capacity as a Prepetition Lender hereby (i) agrees that Prepetition Obligations that may bear interest at a rate based upon the LIBOR Rate under the applicable Prepetition Credit Agreement may continue to bear interest at such a rate in accordance with the terms of such Prepetition Credit Agreement and (ii) waives its right to charge interest on the outstanding Prepetition Obligations at the postdefault rate specified in the applicable Prepetition Credit Agreement, in each case so long as no Event of Default under this Credit Agreement has occurred and is continuing.

         4.2      UNUSED LINE FEE.

         The Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Lenders, a nonrefundable fee (the "UNUSED LINE FEE") equal to one-half of one percent (0.50%) per annum of the unused portion of the Revolving Line of Credit (with any outstanding Letters of Credit constituting usage of the Revolving Line of Credit). The Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date and shall be due and payable monthly in arrears on the first Business Day of each month and on the Expiration Date.

         4.3      LETTER OF CREDIT FEES.

                  (a) The Agent, for the ratable benefit of the Revolving Lenders, shall be entitled to charge to the account of the Borrowers on the first Business Day of each month, a fee (the "LETTER OF CREDIT FEE"), in an amount equal to two percent (2.0%) per annum of the daily weighted average undrawn amount of Letters of Credit outstanding during the immediately preceding month. In addition, the Agent, for its own account, shall be entitled to charge to the account of the Borrowers on the date of issuance of any standby Letter of Credit, a facing fee equal to one-half of one percent (0.50%) on the initial face amount of each such standby Letter of Credit (the "L/C FACING FEE").

                  (b) The Agent shall also be entitled to charge to the account of the Borrowers, as and when incurred by the Agent or any Revolving Lender, the customary charges, fees, costs and expenses charged to the Agent or any Revolving Lender for the Borrower's account by any Issuing Bank (the "ISSUING BANK FEES") in connection with the issuance, transfer, drawing, amendment or negotiation of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees, L/C Facing Fees, Issuing Bank Fees and other fees, costs and expenses charged under this SECTION 4.3 shall be conclusive and binding for all purposes, absent manifest error.

         4.4      FACILITY FEE.

         The Borrowers shall pay to the Agent on the Closing Date, for the ratable benefit of the Lenders a nonrefundable fee (the "Facility Fee") equal to $2,600,000.

         4.5      INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF
                  DEFAULT.

         From the date of occurrence of an Event of Default until the earlier of the date upon which (I) all Postpetition Obligations and Prepetition Obligations shall have been paid and satisfied in full or (II) such Event of Default shall have been waived: (A) interest on the Revolving Loans, the Term Loans, and Letter of Credit Fees on Letter of Credit Obligations shall each be payable on demand at a rate per annum equal to, with respect to the Revolving Loans and the Term Loans, the rate in effect under SECTION 4.1 and 4.1A, respectively, PLUS two percent (2.0%), and with respect to the Letter of Credit Obligations, the rate at which Letter of Credit Fees are charged pursuant to the first sentence of
SECTION 4.3(A), PLUS two percent (2.0%) and (B) interest on all outstanding Prepetition Obligations shall accrue and be payable on demand at a rate per annum equal to the rate specified in the applicable Prepetition Credit Agreement as the rate to be applied to such Prepetition Obligations following an event of default under such Prepetition Credit Agreement.

         4.6      EXPENSES.

         The Borrowers shall reimburse the Expenses of the Agent and the Lenders promptly upon demand.

         4.7 MANDATORY PAYMENT OF REVOLVING LOANS; REDUCTIONS OF REVOLVING COMMITMENTS.

                  (a) Except during the period described in SECTION 2.2(B)(II), the aggregate outstanding principal amount of Revolving Loans PLUS Letter of Credit Obligations at any time in excess of an amount equal to the lesser of (X) the Borrowing Base and (Y) the Revolving Line of Credit MINUS, in each case, the aggregate outstanding principal amount of all Prepetition Obligations other than any Prepetition Obligations relating to the Prepetition Tranche A Term Loan, shall be immediately due and payable without the necessity of any demand.

                  (b) On the Expiration Date, the Revolving Commitment of each Revolving Lender shall automatically reduce to zero (-0-) and may not be reinstated.

                  (c) The Borrowers may reduce or terminate the Revolving Line of Credit in whole or in part at any time and from time to time; PROVIDED, THAT each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof). Once reduced, no portion of the Revolving Line of Credit may be reinstated. If the Borrowers seek to reduce the Revolving Line of Credit to less than $25,000,000, then the Revolving Line of Credit shall be reduced to zero (-0-).

                  (d) Upon any Asset Disposition, the Fixed Asset Sublimit shall be reduced by the amount prescribed in the definition of "Fixed Asset Sublimit" set forth in Article 1. After the Fixed Asset Sublimit has been reduced to zero (-0-), the Revolving Commitment of each Revolving Lender shall be reduced upon any Asset Disposition by such Revolving Lender's Proportionate Share of the amount by which the Fixed Asset Sublimit would have been reduced under the definition of "Fixed Asset Sublimit." After all the Revolving Commitments have been reduced to zero (-0-) and all Letter of Credit

         Obligations have been cash collateralized in the manner set forth in
         SECTION 9.2(C), the Net Disposition Proceeds of any Asset Disposition shall be applied to repay the outstanding Postpetition Obligations relating to the Term Loan.

         4.7A     NO PERMITTED PREPAYMENT OF TERM LOAN.

         Until payment in full of all Postpetition Obligations in respect of Revolving Loans and Letter of Credit Obligations and termination of the Revolving Commitments pursuant to the terms and provisions hereof, the Borrowers may not prepay the Term Loan at any time in whole or in part.

         4.8      MAINTENANCE OF REVOLVING LOAN ACCOUNT; STATEMENTS OF
                  ACCOUNT.

         The Agent shall maintain an account on its books in the name of the Borrowers (the "REVOLVING LOAN ACCOUNT") in which the Borrowers will be charged with all loans and advances made by the Revolving Lenders to the Borrowers or for the account of the Borrowers, including the Revolving Loans and all Letter of Credit Obligations, the Fees, the Expenses and any other Postpetition Obligations, as and when such payments become due. The Revolving Loan Account will be credited with all payments received by the Agent from the Borrowers or for the account of the Borrowers for application to the Postpetition Obligations and the Prepetition Obligations. After the end of each month, the Agent shall send the LFC Funds Administrator a monthly statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Revolving Lenders and the Borrowers during that month, PROVIDED, THAT the failure of the Agent to send such statement to the LFC Funds Administrator shall not relieve the Postpetition Borrowers of any Postpetition Obligations or Prepetition Obligations. Absent demonstrable error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

         4.9      PAYMENT PROCEDURES.

         (a) Payments of Fees, principal of and interest on the Revolving Loans and Expenses payable to the Agent or any Revolving Lender shall be made in each case not later than 2:00 P.M. Chicago time on the day when due, in immediately available funds, to the offices of the Agent, at the address set forth in SECTION 11.7, or as the Agent may otherwise direct the LFC Funds Administrator. The Borrowers hereby authorize the Agent to charge the Revolving Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents, on account of Postpetition Obligations in respect of Revolving Loans and Letter of Credit Obligations, including all Fees and Expenses, as and when such payments become due. The joint and several obligation of the Borrowers to the Revolving Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this SECTION 4.9 or by the charging of the Revolving Loan Account by the Agent.

         (b) Payments of principal and, other than as provided in SECTION 4.1A(C), interest in respect of the Term Loan and Expenses payable to any Term Lender shall be made not later than 2:00 P.M. Chicago time on the day when due, in immediately available funds, to the offices of the Agent, at the address set forth in SECTION 11.7, or as the Agent may otherwise direct the LFC Funds Administrator.

         4.10     COLLECTION OF ACCOUNTS.

         All Collections and other amounts received by each Borrower from any account debtor, in addition to all other cash received by such Borrower from any other Collateral, shall on a daily basis be deposited into one or more of the Depositary Accounts, in each case in the identical form in which received, whether by cash or check. Borrowers shall cause all available amounts deposited in each Depositary Account to be transferred on each Business Day from and after the Closing Date (and, with respect to each depositary account established by any Borrower after the Closing Date, prior to the date such account is added to SCHEDULE B, PART 8.10 pursuant to SECTION 11.11) into the Collateral Account. Except for transfers to the Collateral Account pursuant to this SECTION 4.10, from and after the Closing Date, no Borrower shall authorize or direct the transfer of, or otherwise withdraw any funds from, any of the Depositary Accounts.

         4.11     DISTRIBUTION AND APPLICATION OF COLLECTIONS AND OTHER
                  AMOUNTS.

                  (a) All amounts received by the Collateral Agent in the Collateral Account shall be distributed by the Collateral Agent for application to the Prepetition Obligations and the Postpetition Obligations, respectively, pursuant to SECTION 4 of the Postpetition Collateral Agency Agreement.

                  (b) So long as no Actionable Default has occurred and is continuing, all amounts distributed to the Agent pursuant to SECTION 4 of the Postpetition Collateral Agency Agreement for application to the Postpetition Obligations and the Prepetition Obligations shall be applied by the Agent in the following order: FIRST, to the payment of any Prepetition Obligations payable to the Agent (in its capacity as agent under the Prepetition Credit Agreements) and the Prepetition Lenders under any of the Prepetition Credit Documents in the order prescribed in SECTION 4.1 of the Postpetition Collateral Agency Agreement and under the Prepetition Credit Agreements; SECOND, to the payment of any Fees, Expenses or other Postpetition Obligations due and payable to the Agent under any of the Credit Documents, including Agent Revolving Advances and any other amounts advanced by the Agent on behalf of the Revolving Lenders; THIRD, to the payment of any Fees, Expenses or other Postpetition Obligations due and payable to the Issuing Bank under any of the Credit Documents; FOURTH, to the ratable payment of any Fees, Expenses or other Postpetition Obligations due and payable to the Revolving

         Lenders under any of the Credit Documents other than those Postpetition Obligations specifically referred to in this SECTION 4.11(B); FIFTH, to the ratable payment of any Fees, Expenses or other Postpetition Obligations due and payable to the Term Lenders under any of the Credit Documents other than those Postpetition Obligations specifically referred to in this SECTION 4.11(B); SIXTH, to the ratable payment of interest due and payable on the Revolving Loans to the Revolving Lenders; SEVENTH, to the ratable payment of principal due on the Revolving Loans to the Revolving Lenders; EIGHTH, to the payment of interest due and payable on the Term Loan to the Term Lenders; and NINTH, to the payment of principal due on the Term Loan to the Term Lenders; it being understood and agreed that, notwithstanding any acceleration of the maturity of the Postpetition Obligations in respect of the Term Loan pursuant to SECTION 9.2A or any other provision of this Credit Agreement or any other Credit Document, no amounts shall be distributed to the Term Lenders pursuant to the foregoing clause ninth if no Actionable Default has occurred and is continuing until all Postpetition Obligations owing to the Revolving Lenders have been indefeasibly paid in full and the Revolving Commitments have been terminated.

                  (c) After an Actionable Default has occurred and is continuing, all amounts distributed to the Agent pursuant to SECTION 4 of the Postpetition Collateral Agency Agreement for application to the Postpetition Obligations and the Prepetition Obligations shall be applied by the Agent in the following order: FIRST, to the payment of the Postpetition Obligations in the order prescribed in SECTION 4.11(B), except that in such circumstance no payments shall be made pursuant to clauses fifth, eighth or ninth of Section 4.11(b) until all Postpetition Obligations owing to the Revolving Lenders have been indefeasibly paid in full and the Revolving Commitments have been terminated; and SECOND, to the payment of the Prepetition Obligations in the order prescribed in Section 4.2 of the Postpetition Collateral Agency Agreement.

         4.12     CALCULATIONS.

         All calculations of (I) interest hereunder and (II) Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable. Each determination by the Agent of an interest rate, Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.


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



         4.13     SPECIAL PROVISIONS RELATING TO LIBOR RATE LOANS.

                  (a) CONTINUATION. With respect to any Borrowing consisting of LIBOR Rate Loans, the Borrowers may, subject to the provisions of SECTION 4.13(C), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than noon Chicago time on the third Business Day prior to the date of any such continuation relating to LIBOR Rate Loans, by the LFC Funds Administrator to the Agent. Such notice by the LFC Funds Administrator of a continuation (a "NOTICE OF CONTINUATION") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of EXHIBIT D, in each case specifying (I) the date of such continuation, (II) the Type of Revolving Loans subject to such continuation, (III) the aggregate amount of Revolving Loans subject to such continuation and (IV) the duration of the selected Interest Period. The Borrowers may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this SECTION 4.13(A). If the Borrowers shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this SECTION 4.13(A), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Revolving Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

                  (b) CONVERSION. The Borrowers may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "NOTICE OF CONVERSION") given to the Agent, and subject to the provisions of SECTION 4.13(C), convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of another Type; PROVIDED, THAT any conversion of any LIBOR Rate Loans into Revolving Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Revolving Loans of another Type, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than Noon Chicago time on the Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form of EXHIBIT E, in each case specifying (I) the requested date of such conversion, (II) the Type of Revolving Loans to be converted (III) the portion of such Type of Revolving Loan to be converted, (IV) the Type of Revolving Loans such Revolving Loans are to be converted into and
         (V) if such conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Revolving Loan. Each conversion shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrowers may elect to convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowings into one Borrowing; PROVIDED, THAT if the Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

                  (C) CERTAIN LIMITATIONS ON LIBOR RATE LOANS. The right of the Borrowers to maintain, select, continue or convert LIBOR Rate Loans shall be limited as follows:

                             (i) If the Agent is advised by Bankers Trust Company that it is not offering United States dollar deposits (in the applicable amounts) in the London inter-bank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate or LIBOR Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the LFC Funds Administrator and the Revolving Lenders that the circumstances causing such suspension no longer exists, and each Revolving Loan shall be made as a Prime Rate Loan.

                            (ii)  If the Majority Lenders shall, at least
                  one Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the LIBOR Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Revolving Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrowers to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the LFC Funds Administrator and the Revolving Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing and each other Borrowing requested during such period of suspension shall be made as a Prime Rate Loan.

                           (iii)  If at any time any Revolving Lender
                  determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan as a LIBOR Rate Loan by such Revolving Lender has become unlawful or impermissible by reason of compliance by that Revolving Lender with any law, governmental rule, regulation or order of any Governmental Authority (regardless whether having the force of law), then, and in any such event, such Revolving Lender may give notice of that determination in writing, to the Agent and the LFC Funds Administrator and the Agent shall promptly transmit the notice to each other Revolving Lender. Until such Revolving Lender gives notice otherwise, the right of the Borrowers to select LIBOR Rate Loans from that Revolving Lender shall be suspended and each Revolving Loan made by that Revolving Lender, notwithstanding the Type of Revolving Loan made by the other Revolving Lenders, shall be a Prime Rate Loan and each LIBOR Rate Loan outstanding from that Revolving Lender shall automatically, on the last day of the existing Interest Period therefor (or earlier, if so required under such law, rule, regulation or order), convert to a Prime Rate Loan.

                            (IV) No Agent Revolving Advance shall be made as a LIBOR Rate Loan.

                             (V) No Revolving Loans may be made, continued or converted as or to LIBOR Rate Loans at any time that a Default or Event of Default shall have occurred and be continuing.

         (D)      COMPENSATION.

                             (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Borrowers. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrowers shall indemnify each Revolving Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in ARTICLE 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Revolving Lender to fund the Revolving Loan to be made by such Revolving Lender as part of such Borrowing, continuation or conversion.

                            (ii)  If any payment of principal of, or
                  conversion or continuation of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or for any other reason, the Borrowers shall, upon demand by any Revolving Lender

                  (with a copy of such demand to the Agent), pay to the Agent for the account of such Revolving Lender any amounts required to compensate such Revolving Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Revolving Lender to fund or maintain such Loan.

                           (iii) Calculation of all amounts payable to a Revolving Lender under this SECTION 4.13(D) shall be made as though such Revolving Lender elected to fund all LIBOR Rate Loans by purchasing United State dollar deposits in its LIBOR Lending Office's interbank eurodollar market.

         4.14     INDEMNIFICATION IN CERTAIN EVENTS.

                  (a)        INCREASED COSTS. If after the Closing Date, either
         (I) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements applicable to the Agent, to any of the Lenders, Bankers Trust Company or any other affiliated banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "FUNDING BANK"), or (II) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority proposed or promulgated after the date of the Agreement or (III) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof announced after the date of this Credit Agreement has or would have the effect described below, or the Agent, a Funding Bank or any of the Revolving Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency announced after the date of this Credit Agreement and in the case of any event set forth in this clause (III), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of such Person's capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person's policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in CLAUSES (I),
         (II) OR (III) increases the cost to the Agent, or any of the Lenders of
         (A) funding or maintaining any Commitment or (B) issuing, causing the issuance of making or maintaining any Letter of Credit or of purchasing or main-taining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrowers shall upon demand by the Agent at any time within one hundred eighty (180) days after the date on which an officer of the Agent, such Funding Bank or such Lender, as the case may be, responsible for overseeing this Credit Agreement knows or has reason to know of its right to additional compensation under this SECTION 4.14(A), pay to the Agent, for the account of such Lender or, as applicable, the Agent or a Funding Bank, additional amounts sufficient to reimburse the Agent, such Funding Bank and such Lender against such increase in cost or reduction in amount receivable; PROVIDED, HOWEVER, that if the Agent or any such Lender or Funding Bank, as the case may be, fails to deliver such demand within such 180 day period, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is one hundred eighty (180) days prior to the date the Borrowers received such demand; and PROVIDED FURTHER, HOWEVER, that before making any such demand, the Agent and each Revolving Lender agree to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, and setting forth in reasonable detail the calculation thereof, shall be submitted to the LFC Funds Administrator by the Agent, or the applicable Lender or Funding Bank, and shall be conclusive absent demonstrable error.

                  (b) Each Lender will promptly notify the Agent, and the Agent will promptly notify the LFC Funds Administrator, of any event of which it has knowledge that would entitle such entity to additional compensation under this SECTION 4.14. Neither the Agent nor any Lender shall request any additional compensation under this SECTION 4.14 unless it is generally making similar requests of other borrowers similarly situated, and the Agent and each Lender agrees to use a reasonable basis for calculating amounts allocable to its commitment to lend or its Loans and Letter of Credit Obligations, if any, hereunder.

         4.15     TAXES.

                  (a) Each payment by the Borrowers hereunder or under the Notes (A "PAYMENT") to the Agent or any Lender (A "PAYEE") shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the United States or any political subdivision or taxing authority thereof or therein (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "U.S. TAXES". If any U.S. Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder to any Payee, (I) the sum payable by the Borrowers shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.15) the recipient shall receive an amount equal to the sum it would have received had no such deductions been made, (II) the Borrowers shall make such deductions and
         (III) the Borrowers shall pay the full amount deducted to the relevant taxing authority in accordance with applicable law. Within 30 days after the date of any payment of U.S. Taxes withheld by the Borrowers in respect of any payment to any Payee, the Borrowers will furnish to the Agent the official receipt or receipts (or certified copies thereof) from the relevant taxation or other authorities for the full amount so deducted or withheld.

                  (b) Each Lender that is organized under the laws of any jurisdiction other than the United States or any State thereof shall deliver to the Agent for transmission to the Borrowers at such times as may be necessary in the determination of the Borrowers or the Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form W-8 or Form 1001 or any other certificate or statement of exemption required by Treasury Regulation section 1.441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loans.

                  (c)        Notwithstanding the preceding provisions of this
         SECTION 4.15, the Borrowers shall not be obligated to make additional payments under CLAUSE (A) above to any Payee that is an assignee of a Loan pursuant to SECTION 11.8 and is organized under the laws of any jurisdiction outside of the United States or any State for U.S. Taxes which both (I) would not have been required had such assignee been organized under the laws of the United States and (II) did not result from a change in law or regulation or the interpretation thereof from the law, regulation or interpretation prevailing at the time such assignee became a Lender. Each Lender which is a Lender as of the Closing Date and is not organized under the laws of the United States or any State represents that as of the Closing Date, the Borrowers are not required to make additional payments under CLAUSE (A) above to it hereunder or under the Notes.

                        ARTICLE 5. CONDITIONS PRECEDENT.

         5.1      CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTER OF
                  CREDIT.

         The obligation of each Revolving Lender to fund its Proportionate Share of the initial Borrowing (or, if it shall occur earlier and the obligation of the Agent to cause the issuance by the Issuing Bank of the initial Letter of Credit) are subject to the satisfaction or waiver of the following conditions precedent:

                  (A) CLOSING DOCUMENT LIST. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as SCHEDULE A (the "CLOSING DOCUMENT LIST").

                  (B) FEES AND EXPENSES. All Fees and Expenses payable by the Borrowers hereunder, and all fees payable by the Borrowers to the Collateral Agent under the Postpetition Collateral Agency Agreement, in each case on or before the Closing Date, shall have been paid in full.

                  (C) INTERIM FINANCING ORDER. The Bankruptcy Court shall have entered the Interim Financing Order in the form and substance satisfactory to the Agent. Such Interim Financing Order shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any respect and, if such order is the subject of any pending appeal, no performance of any obligation of any party hereto shall have been stayed pending such appeal.

                  (D) PAYMENTS. Prior to the Petition Date, the Borrowers shall have paid all accrued interest, fees and expenses with respect to the Prepetition Obligations (including without limitation all legal fees and expenses incurred in connection with the preparation, negotiation and consummation of this Credit Agreement).

                  (E) GECC ACCOUNT PURCHASE AGREEMENT. The Borrowers shall have entered into an arrangement with GECC satisfactory in all respects to the Agent and the Lenders to continue the effectiveness and operation of the GECC Account Purchase Agreement on a postpetition basis.

         5.2      CONDITIONS PRECEDENT TO ALL REVOLVING LOANS AND LETTERS
                  OF CREDIT.

         The obligation of each Revolving Lender to fund its Proportionate Share of any requested Revolving Loan (or of the Agent to cause the Issuing Bank to issue any requested Letter of Credit) are subject to the satisfaction of the conditions precedent set forth below. Each Notice of Borrowing, each Letter of Credit Request, and each issuance by any Borrower of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty to the Agent and each Lender by the Borrowers that such conditions are satisfied.

                  (A) All representations and warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Notice of Borrowing, Letter of Credit Request, or issuance of a check drawn against, or request for transfer from, the Disbursement Account, both before and after giving effect thereto and to the application of the proceeds thereof, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

                  (B) No Default or Event of Default shall have occurred or could reasonably be expected to result from the making of the requested Loan or the issuance of the requested Letter of Credit, that has not been waived (or, in the case of a Default, cured) pursuant to the terms hereof; and

                  (C) No event shall have occurred since the date of this Credit Agreement that has had or could reasonably be expected to have a Material Adverse Effect.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

         To induce the Agent and the Lenders to enter into this Credit Agreement and to induce the Lenders to make the Loans and other financial accommodations described herein, each of the Borrowers hereby represents and warrants to the Agent and the Lenders that the representations and warranties contained in this
ARTICLE 6 are true and correct. Such representations and warranties, and all other representations and warranties made by the Borrowers in any other Credit Documents, shall survive the execution and delivery of this Credit Agreement and such other Credit Documents.

         6.1      ORGANIZATION AND QUALIFICATION.

         Each Borrower and each Subsidiary of each Borrower (I) are corporations duly organized, validly existing and in good standing under the laws of the respective states or other jurisdictions of their incorporation, (II) have the power and authority to own their respective properties and assets and to transact their respective businesses in which they presently are, or propose to be, engaged and (III) are duly qualified and are authorized to do business and are in good standing in each of the respective jurisdictions where they presently are, or propose to be, engaged in business, in each case, except where any failures to do so could not reasonably be expected singly or in the aggregate to have a Material Adverse

Effect. SCHEDULE B, PART 6.1 lists all jurisdictions in which each Borrower and each Subsidiary of each Borrower are qualified to do business as foreign corporations.

         6.2      AUTHORITY.

         The execution, delivery and performance by each Borrower of the Credit Documents and all instruments and documents to be delivered by such Borrower, to the extent it is party thereto: (i) are within such Borrower's corporate power;
(ii) have been duly authorized by all necessary or proper corporate action and by the Closing Date will be authorized by the Interim Financing Order pursuant to sections 363 and 364 of the Bankruptcy Code; (iii) are not in contravention of any provision of such Borrower's certificates or articles of incorporation or by-laws; (iv) will not, upon the entry of the Interim Financing Order by the Bankruptcy Court, violate any law or regulation, or any order or decree of any court or governmental instrumentality; (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Borrower is a party or by which such Borrower or any of its property is bound and the effect of which will not be subject to the automatic stay pursuant to Section 362 of the Bankruptcy Code upon the entry of the Interim Financing Order by the Bankruptcy Court; (vi) will not result in the creation or imposition of any Lien upon any of the property of such Borrower (other than the Liens existing or created under the Collateral Documents); and (vii) do not require the consent or approval of any governmental body, agency, authority or any other Person other than the entry by the Bankruptcy Court of the Interim Financing Order, which by the Closing Date will be in full force and effect and the Permanent Financing Order. Each of the Credit Documents has been duly executed and delivered for the benefit of or on behalf of the Borrowers and each constitutes a legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms.

         6.3      ENFORCEABILITY.

         This Credit Agreement and each of the other Credit Documents, including, without limitation, each Revolving Note, are the legal, valid and binding obligations of each Borrower and each Subsidiary of each Borrower that are parties thereto, enforceable in accordance with their respective terms.

         6.4      RESERVED.

         6.5      CONSENTS AND FILINGS.

         No consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document by any Borrower or any Subsidiary of any Borrower that are parties thereto, or in connection with the continuing operations of such Persons, except those that have been obtained or made.

         6.6      GOVERNMENT REGULATION.

         No Borrower nor any Subsidiary of any Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other similar Requirement of Law that limits the respective abilities of such Persons to incur indebtedness or consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

         6.7      RIGHTS IN COLLATERAL; PRIORITY OF LIENS.

         All property constituting Collateral is owned or leased by the Borrowers. Upon entry of the Interim Financing Order, the security interests granted pursuant to the Credit Documents constitute valid, enforceable and perfected Liens on the Collateral, including without limitation all of the Borrowers' respective interests in real property, with the priority set forth in the Interim Financing Order.

         6.8      FINANCIAL DATA.

         The Borrowers have or caused to be provided to the Agent and each of the Revolving Lenders complete and accurate copies of (I) annual audited Financial Statements for the fiscal years ended March 31, 1997, and (II) unaudited Financial Statements for the quarterly and monthly fiscal periods ended June 30, 1997 and July 31, 1997, respectively. All such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective consolidated financial positions, results of operations and cash flows of the Consolidated Entity for each of the periods covered subject, in the case of the Financial Statements described in CLAUSES (I) and (II) above, to normal year-end audit adjustments. The Consolidated Entity has no Contingent Obligation (or any other material liabilities which were not incurred by the Borrowers in the ordinary course of business) which is not reflected in such Financial Statements or the footnotes thereto, or is not otherwise disclosed on SCHEDULE B, PART 6.8.

         6.9      LOCATIONS OF OFFICES, RECORDS AND INVENTORY.

         (A) The address of the principal place of business and, if there is more than one principal place of business, the chief executive office, of each Borrower is set forth on SCHEDULE B, PART 6.9(A), as the same may be amended after the Closing Date in accordance with SECTION 11.11. The books and records of each Borrower, and all its chattel paper, if any, and records of Accounts, are maintained exclusively at one or more of such locations.

         (B) There is no location in which any Borrower has any Collateral (except for vehicles and Inventory in transit) other than those locations identified on SCHEDULE B, PART 6.9(B), as the same may be amended after the Closing Date in accordance with SECTION 11.11. A complete list of the legal name and address of each warehouse at which Inventory of any Borrower is stored is set forth on SCHEDULE B, PART 6.9(B), as the same may be amended after the Closing Date in accordance with SECTION 11.11. None of the receipts received and to be received by any Borrower from any warehouseman state that the Inventory covered thereby is to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns, in each case other than such Borrower.

         (C) No Borrower owns any real property other than those locations identified as real property owned by a Borrower on SCHEDULE B, PART 6.9(B).

         6.10     SUBSIDIARIES; OWNERSHIP OF STOCK.

         As of the Closing Date, (I) the only direct or indirect Subsidiaries of the respective Borrowers are those listed on SCHEDULE B, PART 6.10, (II) each Borrower is the record and beneficial owner of all of the respective shares of capital stock of each of its Subsidiaries listed on SCHEDULE B, PART 6.10, (III) there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and (IV) there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by any Borrower are owned by such Borrower free and clear of any Liens.

         6.11     NO JUDGMENTS OR LITIGATION.

         No judgments, orders, writs or decrees are outstanding against any Borrower or any Subsidiary of any Borrower, nor is there now pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against any Borrower or any Subsidiary of any Borrower other than (I) as set forth on SCHEDULE B, PART 6.11, or (II) with respect to matters arising after the Closing Date, that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.12     LABOR MATTERS.

         SCHEDULE B, PART 6.12 accurately sets forth all labor contracts to which any Borrower or any Subsidiary of any Borrower is a party as of the Closing Date (including their dates of expiration). There are no existing or, to the knowledge of any Borrower, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which any Borrower or any Subsidiary of any Borrower is a party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

         6.13     COMPLIANCE WITH LAW.

         No Borrower nor any Subsidiary of any Borrower has violated or failed to comply in any material respect with any Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally.

         6.14     ERISA.

         No Borrower, no Subsidiary of any Borrower and no ERISA Affiliate maintains or contributes to any Plan other than those listed on SCHEDULE B, PART
6.14. Each Plan has been and is maintained and funded in accordance with its terms and in compliance with all applicable provisions of ERISA and the Internal Revenue Code. Each Borrower, each Subsidiary of a Borrower and each ERISA Affiliate has fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. No Borrower, no Subsidiary of any Borrower, no ERISA Affiliate, and no fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement. No Borrower, no Subsidiary of a Borrower and no ERISA Affiliate, is required to provide security to any Plan under section 401(a)(29) of the Internal Revenue Code.

         6.15     COMPLIANCE WITH ENVIRONMENTAL LAWS.

         Except as disclosed on SCHEDULE B, PART 6.15 or, with respect to matters arising after the Closing Date, as could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect, (I) the operations of each Borrower and each Subsidiary of each Borrower comply with all applicable federal, state and local environmental, health and safety statutes, regulations, directions, ordinances, criteria and guidelines; (II) no Borrower has received notice that any of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline; (III) none of the operations of such Borrower or any of its Subsidiaries is the subject of any federal or state investigation evaluating whether such Borrower or any of its Subsidiaries disposed of any Hazardous Substances at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Substance into the environment; (IV) no Borrower nor any Subsidiary of any Borrower has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment; (V) no Hazardous Substances or underground storage tanks are present in, under or on any property owned, operated or leased by any Borrower or Subsidiary other than in compliance with Environmental Law; and (VI) there are no past or pending Environmental Claims against any Borrower or Subsidiary related to any of their respective operations that have not been dismissed, withdrawn, settled or otherwise resolved.

         6.16     INTELLECTUAL PROPERTY.

         Each Borrower and each Subsidiary of each Borrower possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary or advisable to continue to conduct their respective present and proposed business activities.

         6.17     LICENSES AND PERMITS.

         Each Borrower and each Subsidiary of each Borrower has obtained and holds in full force and effect, all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or advisable for the operation of its business as presently conducted and as proposed to be conducted.

         6.18     TAXES AND TAX RETURNS.

                  (A) Except as set forth on SCHEDULE B, PART 6.18, each Borrower and each Subsidiary of each Borrower has timely filed, without request for extension, all income tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

                  (B) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof, have been timely paid and no Borrower nor any Subsidiary of any Borrower has any liability for taxes in excess of the amounts so paid or reserves so established.

                  (C) Except as set forth in SCHEDULE B, PART 6.18, no material deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against any Borrower or any Subsidiary of any Borrower and no tax liens have been filed. Except as set forth in SCHEDULE B, PART 6.18, there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could reasonably be expected to result in a material additional liability for taxes. As of the Closing Date, either the federal income tax returns of each Borrower have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of the Consolidated Entity ended March 31, 1990. Except as set forth in SCHEDULE B, PART 6.18, as of the Closing Date, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to any Borrower or any Subsidiary of any Borrower.

                  (D) Except as set forth on SCHEDULE B, PART 6.18, no Borrower nor any Subsidiary of any Borrower has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

         6.19     MATERIAL CONTRACTS.

         SCHEDULE B, PART 6.19, contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date. Except as described on SCHEDULE B, PART 6.19, no Material Contract contains any burdensome restrictions on any Borrower or any Subsidiary of any Borrower or any of their respective properties that could prevent such Borrower or Subsidiary from conducting its business as conducted on the Closing Date. As of the Closing Date, all of the Material Contracts are in full force and effect, and no defaults currently exist thereunder by any Borrower or Subsidiary of a Borrower that is a party thereto (other than defaults that need not be cured under section 365(b)(2) of the Bankruptcy Code), or to the knowledge of the Borrowers, any other party thereto.

         6.20     ACCURACY AND COMPLETENESS OF INFORMATION.

         All factual information furnished by or on behalf of any Borrower or any Subsidiary of any Borrower in writing to the Agent or any Revolving Lender for purposes of or in connection with this Credit Agreement or any Credit Documents or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and, taken as a whole, is not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

         6.21     NO CHANGE.

         Since the date of this Credit Agreement, no event has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                        ARTICLE 7. AFFIRMATIVE COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

         7.1      FINANCIAL REPORTING.

         The Borrowers shall timely deliver to each Lender the following information:

                  (A) AUDITOR'S ENGAGEMENT LETTER. As soon as available, but in any event not later than the earlier of (I) 15 days prior to the end of each fiscal year or (II) prior to the date the Auditors commence work on the preparation of the annual audited Financial Statement, a copy of the engagement letter between the Borrowers and their Auditors, which engagement letter shall notify such Auditors that such annual audited Financial Statement will be delivered by the Borrowers to the Agent and the Lenders, and stating that the Agent and the Lenders shall be entitled to rely thereon with respect to the transactions which are the subject of this Credit Agreement.

                  (B) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than 90 days after each fiscal year end: (I) the annual audited consolidated Financial Statements of the Consolidated Entity;
         (II) a comparison in reasonable detail to the prior year annual audited and unaudited Financial Statements; (III) the Auditors' opinion, "Management Letter" (if any) and statement indicating whether the Auditors have obtained knowledge of the existence of any Default or Event of Default during their audit; (IV) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by the chief financial officer of LFI; and (V) a compliance certificate substantially in the form of EXHIBIT F with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (C) MONTHLY AND ANNUAL PROJECTIONS. Not later than 45 days after each fiscal year end, beginning with the fiscal year ended March 31, 1998, monthly projections of the statements of operations of the Consolidated Entity for the next succeeding year, quarterly projections for the second succeeding year, and annual projections for each succeeding fiscal year thereafter, through and including the fiscal year in which the Expiration Date will occur, in the case of quarterly and annual projections, containing projected consolidated balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity.

                  (D) QUARTERLY FINANCIAL STATEMENTS. As soon as avail-able, but not later than 45 days after each end of each of the first three fiscal quarters, and 90 days after the end of the last fiscal quarter: (I) Financial Statements of the Consolidated Entity as of the fiscal quarter then ended, and for the fiscal year to date; (II) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year;
         (III) the certification of the chief executive officer or chief financial officer of LFI that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (IV) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of LFI; and (V) a compliance certificate substantially in the form of EXHIBIT F with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in ARTICLE 8.

                  (E) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than 30 days after the end of each of the first eleven months, and 45 days after end of the last month: (I) a balance sheet for the Consolidated Entity as at the end of such month and for the fiscal year to date and statements of operations and cash flows for such month and for the fiscal year to date; (II) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; (III) a certification by the chief executive officer or chief financial officer of LFI that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments); and (IV) a compliance certificate substantially in the form of EXHIBIT F with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in
         ARTICLE 8.

                  (F) MONTHLY COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than 30 days after the end of each of the first eleven months, and 45 days after end of the last month, a comparison of actual results of operations, cash flow and capital expenditures for the Consolidated Entity for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods (see
         SECTION 7.1(C)) and with actual results for corresponding periods in the previous fiscal year.

                  (G) PUBLIC REPORTING. Promptly upon their becoming available, copies of all regular and periodic reports, proxy statements and other materials filed by any Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of such Commission, or with any national securities exchange, or distributed to the stockholders of any Borrower.

         7.2      COLLATERAL REPORTING.

         The Borrowers shall timely deliver to the Agent the following certificates and reports:

                  (A)        WEEKLY AND MONTHLY BORROWING BASE CERTIFICATES.
         Weekly, before 12:00 noon on the second Business Day of each week (except the last week of each month), monthly, within 2 Business Days after the last Business Day of each month, and at any other time reasonably requested by the Agent, a Borrowing Base Certificate, which shall be: (I) substantially in the form of EXHIBIT A, detailing the Eligible Accounts Receivable and Eligible Inventory, in each case of each of the Borrowers, as of each Friday of the immediately preceding week (if a weekly Borrowing Base Certificate), or as of the last Business Day of the immediately preceding month (if a monthly Borrowing Base Certificate), or as of such other date as the Agent may request; and (II) prepared by or under the supervision of the chief executive officer or chief financial officers of each Borrower and certified by such officer subject only to adjustment upon completion of the normal annual audit of physical inventory. Each Borrowing Base Certificate shall have attached to it such additional schedules and other information as the Agent may reasonably request, including, without limitation, an Accounts Receivable Operational Report.

                  (B) APPRAISALS. When requested by the Agent, (I) so long as an Event of Default shall not have occurred and be continuing, not more than twice in any fiscal year of the Consolidated Entity and
         (II) upon the occurrence and during the continuance of an Event of Default, at any time, a report of Inventory of each Borrower, based upon a physical count or rack cycle count procedure, which shall describe each Borrower's Inventory by category and by item (in reasonable detail) and report the then appraised value (at lower of cost or market) of such Inventory.

                  (C) FURTHER ASSURANCES. When requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of LFI, any Borrower or any Subsidiary of any Borrower.

         7.3      NOTIFICATION REQUIREMENTS.

         The Borrowers shall timely give to the Agent and each of the Lenders the following notices:

                  (A) NOTICE OF DEFAULTS. Promptly, and in any event within two (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the LFC Funds Administrator specifying the nature thereof and the proposed response of the Borrowers thereto, each in reasonable detail.

                  (B) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five (5) Business Days after any Borrower becomes aware of (I) any proceeding being instituted or threatened to be instituted by or against such Borrower or any of its Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign) which could reasonably be expected to result in uninsured liability in excess of $1,000,000 for any Borrower, (II) any order, judgment or decree in excess of $1,000,000 being entered against such Borrower or any of its Subsidiaries or any of their respective properties or assets or (III) any actual or prospective change, development or event which has had or could reasonably be expected to have a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto by such Borrower or such Subsidiary.

                  (C) ERISA NOTICES. (I) Promptly, and in any event within ten (10) Business Days after any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of LFC Funds Administrator describing such Termination Event and any action that is being taken with respect thereto by such Borrower, such Subsidiary or such ERISA Affiliate, and any action taken or threatened by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation. Each Borrower, each Subsidiary of each Borrower and each ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor; (II) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate with respect to such request; and (III) promptly, and in any event within three (3) Business Days after receipt by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

                  (D)        ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES.
         Promptly, and in any event within ten (10) Business Days after receipt by any Borrower or any Subsidiary of any Borrower of any notice, complaint or order alleging any actual or prospective violation of any environmental, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order and a written statement describing any action being taken with respect thereto by such Borrower or Subsidiary.

                  (E) MATERIAL CONTRACTS. Promptly, and in any event within ten (10) Business Days after any Material Contract of any Borrower or any Subsidiary of any Borrower is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

                  (F) COLLATERAL MATTERS. At least thirty (30) Business Days prior written notice to the Agent of any additional location of any Collateral of any Borrower or in the location of the chief executive office or places of business of any Borrower or any Subsidiary of any Borrower from the respective locations specified in SCHEDULE B, PART 6.9. At least twenty (20) Business Days prior to any such change, the Borrowers shall cause to be executed and delivered to the Agent any financing statements or other documents reasonably required by the Agent, all in form and substance reasonably satisfactory to the Agent.

         7.4      CORPORATE EXISTENCE.

         Each Borrower shall, and shall cause each of its Subsidiaries to, (I) maintain its corporate existence, (II) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other similar rights necessary or advisable for the profitable conduct of their businesses, (III) continue in, and limit their operations to, the same general lines of business as presently conducted by them and (IV) in the case of a Borrower, maintain all material terms and provisions of its corporate charter and bylaws in the form in effect on the Closing Date.

         7.5      BOOKS AND RECORDS; INSPECTIONS.

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. Each Borrower agrees that the Agent and its agents, may enter upon the premises of such Borrower or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all upon the occurrence and during the continuance of an Event of Default, for the purposes of (I) inspecting and verifying the Collateral, (II) inspecting and/or copying (at the expense of such Borrower) any and all records pertaining thereto, and (III) discussing the affairs, finances and business of such Borrower with any officers, employees and directors of such Borrower or, upon reasonable notice to such Borrower of its intention to do so, with the Auditors.

         7.6      INSURANCE.

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, public liability insurance, fire and extended coverage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment; PROVIDED, THAT the Agent acknowledges that the insurance coverage maintained by the Borrowers and disclosed in writing to the Agent, in each case on or prior to the Closing Date, satisfies the foregoing requirements. All policies covering the Collateral are to name the Collateral Agent as an additional insured and/or the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Collateral Agent's interest in the Collateral and to any payments to be made under such policies.

         7.7      POSTPETITION CHARGES.

         (A) Subject to SECTION 7.7(B), each Borrower shall pay and discharge or cause to be paid and discharged promptly all Postpetition Charges payable by it, including (i) Postpetition Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Postpetition Charges with respect to tax, social security and unemployment withholding with respect to its employees, and (ii) lawful claims incurred after the Petition Date for labor, materials, supplies and services or otherwise, before any thereof shall become past due.

         (B) Each Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Postpetition Charges or claims described in SECTION 7.7(A); PROVIDED THAT (i) at the time of commencement of any such contest no Event of Default shall have occurred and be continuing; (ii) adequate reserves with respect to such contest are maintained on the books of such Borrower, in accordance with GAAP; (iii) such contest is maintained and prosecuted continuously and with diligence and operates to suspend collection or enforcement of such Postpetition Charges or claims or any Lien in respect thereof; (iv) no Lien shall be imposed to secure payment of such Postpetition Charges or claims other than Permitted Liens; (v) such Borrower shall promptly pay or discharge such contested Postpetition Charges or claims and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to such Borrower or the conditions set forth in this SECTION 7.7(B) are no longer met; and (vi) Agent has not advised Borrowers in writing that Agent reasonably believes that nonpayment or nondischarge thereof could have or result in a Material Adverse Effect.

         7.8      COMPLIANCE WITH LAWS.

         Each Borrower agrees to comply, and to cause each of its Subsidiaries to comply, in all material respects with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of its business or its assets generally, unless such Borrower contests any such Requirements of Law in a reasonable manner and in good faith.

         7.9      USE OF PROCEEDS.

         Each Borrower agrees that the proceeds of the Loans may be used only for general corporate purposes (including expenses of administration) and for Permitted Expenses. Notwithstanding the foregoing, no amounts shall be paid or used pursuant to this SECTION 7.9 for, and Permitted Expenses shall not include, fees and disbursements incurred by professionals including, without limitation, any professionals retained by the Borrowers, to the extent incurred to contest in any proceeding or any other action (a) the validity, binding effect or enforceability of any of the Credit Documents or the amount of the Loans or the other Postpetition Obligations outstanding hereunder or (b) any other rights or interests of the Agent or any Lender under the Credit Documents. Nothing herein shall in any way prejudice or prevent the Agent or any Lender from objecting, for any reason, to any requests or applications made by any party for compensation or reimbursement of expenses pursuant to section 330 or 331 of the Bankruptcy Code for which the Borrowers may seek to use proceeds of the Loans as a Permitted Expense.

         7.10     FISCAL YEAR.

         Each Borrower agrees to maintain, and to cause each of its Subsidiaries to maintain, its fiscal year as a year ending March 31.

         7.11     MAINTENANCE OF PROPERTY.

         Each Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their properties.

         7.12     ERISA DOCUMENTS.

         Each Borrower will cause to be delivered to the Agent, upon the Agent's request, each of the following: (I) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of such Borrower or any of its Subsidiaries within two (2) years of the Closing Date; (II) the most recent determination letter issued by the Internal Revenue Service with respect to each Benefit Plan; (III) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (IV) all actuarial reports prepared for the last three plan years for each Benefit Plan; (V) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by such Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (VI) any information that has been provided to such Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (VII) the aggregate amount of the most recent annual payments made to former employees of such Borrower or any ERISA Affiliate under any Retiree Health Plan.

         7.13     ENVIRONMENTAL AND OTHER MATTERS.

                  (A) Each Borrower and each of its Subsidiaries will conduct their businesses so as to comply in all material respects with all environmental, land use, occupational, safety or health laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that such Borrower or such Subsidiary is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; PROVIDED, THAT such Borrower and each of its Subsidiaries shall comply with the order of any court or other Governmental Authority relating to such laws unless such Borrower or such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

                  (B) If the Agent reasonably believes, or the Majority
         Lenders reasonably believe, that the facts or circumstances evidence or suggest that any Borrower or any Subsidiary of any Borrower is in material non compliance with any environmental law and that such non compliance could reasonably be expected to have a Material Adverse Effect, then at the written request of the Agent or the Majority Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, such Borrower will provide at its sole cost and expense a Phase I or Phase II environmental site assessment report or update report concerning the site owned, operated or leased by such Borrower or such Subsidiary in respect of which such material non compliance is believed to have occurred and be continuing, such report to be prepared by an environmental consulting firm approved by the Agent and the Majority Lenders, indicating the presence, release or absence of hazardous materials on or from such site and the potential cost of any removal, remedial or corrective action in connection with any such hazardous materials on such site.

         7.14     RESTORATION AND REPAIR OF BORROWERS' REAL PROPERTY.

         Upon receipt of insurance or other proceeds of any Casualty Loss, the Borrowers shall, insofar as is reasonably practicable, promptly commence and diligently continue to restore, repair and rebuild the property subject to such Casualty Loss as nearly as possible to its value, condition and character immediately prior to such Casualty Loss and in the event such restoration, repair and rebuilding are not practicable, the Borrowers shall promptly invest an amount at least equal to such proceeds in substitute or replacement fixed assets of like or greater value, which shall be subjected to the Lien of the Mortgages, and/or the other applicable Collateral Documents; PROVIDED, THAT in the case of Casualty Losses affecting properties held under capital leases such restoration, repair or replacement shall be subject to all of the terms of such leases; and FURTHER PROVIDED that the Borrowers may elect to apply proceeds of a Casualty Loss to satisfaction of any Liens on the property subject thereto prior to the Lien of the Collateral Documents (including, in the case of property subject to a capital lease, the Lien of the capital lessor). The Borrowers shall provide the Lenders with such information with respect to such repair, replacement or restoration as the Agent may reasonably request. The obligations of the Borrowers pursuant to this SECTION 7.14 with respect to restoration, repair and rebuilding are not limited to the amount of Casualty Loss proceeds received by the Borrowers.

         7.15     STORE CLOSINGS.

         The Borrowers collectively shall close and cease conducting retailing operations at no fewer than 20 of the store locations at which the Borrowers conducted retailing operations on the Petition Date no later than January 31, 1998.

         7.16     FURTHER ASSURANCES.

         Each Borrower shall take, and shall cause each of its Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time determine in its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Collateral Agent on the Collateral.

                         ARTICLE 8. NEGATIVE COVENANTS.

         Until termination of this Credit Agreement and payment and satisfaction of all Prepetition Obligations and Postpetition Obligations due hereunder, each Borrower shall comply with, and, where required, shall cause each of its Subsidiaries to comply with, the following covenants:

         8.1      MINIMUM EBITDA.

         At the end of each period beginning on the Petition Date and ending on the last day of each month set forth below, EBITDA for such period shall be an amount not less than the following:

               PERIOD FROM PETITION
                  DATE TO END OF                                   AMOUNT
               --------------------                                -------

              October 1997                                     $(1,800,000)
              November 1997                                      2,700,000
              December 1997                                      4,400,000
              January 1997                                       4,700,000
              February 1998                                      4,700,000
              March 1998                                         5,000,000

         8.2      CAPITAL EXPENDITURES.

         The Borrowers shall not make payments for Capital Expenditures in the aggregate for all Borrowers in excess of $5,000,000 during the period from the Petition Date to and including March 31, 1998.

         8.2A     ESTABLISHMENT OF CONTINUING FINANCIAL COVENANTS.

         The Borrowers and the Lenders intend that the financial covenants set forth in SECTION 8.1 and 8.2 remain in effect until the Expiration Date, but have not provided required levels for such covenants beyond March 1998 as of the Closing Date because the Borrowers have not yet finalized their financial projections and expectations beyond such date. Therefore, the Borrowers hereby agree that on or before January 31, 1998, the Borrowers will provide the Agent and the Lenders with financial forecasts and projections sufficient to enable the Agent and the Majority Lenders to establish appropriate levels for such financial covenants for the remaining term of this Credit Agreement, which the Agent and the Majority Lenders will establish in their reasonable discretion.

         8.3 ADDITIONAL INDEBTEDNESS. No Borrower nor any Subsidiary of any Borrower shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

                  (A)      Indebtedness under the Credit Documents;

                  (B) Indebtedness in the ordinary course of business under Interest Rate Agreements entered into after the Petition Date in form and substance satisfactory to the Agent;

                  (C) intercompany loans and advances permitted pursuant to SECTION 8.8;

                  (D)      Indebtedness described on SCHEDULE B, PART 8.3;

                  (E) Indebtedness secured by purchase money Liens on equipment acquired after the Petition Date not to exceed $2,000,000 in the aggregate for all of the Borrowers outstanding at any one time ("PURCHASE MONEY LIENS") so long as (I) such Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent, (II) each Purchase Money Lien shall attach only to the property to be acquired, (III) a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $100,000, and (IV) the debt incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased;

                  (F) Indebtedness and other obligations under the GECC Account Purchase Agreement, without giving effect to any amendments or modifications or restatements thereof, or supplements thereto;

                  (G) Guarantees by any Borrower of the obligations of any other Borrower incurred after the Petition Date, to the extent incurred in the ordinary course of business and not otherwise prohibited hereunder to the extent approved by the Bankruptcy Court; and

                  (I) Indebtedness under capital leases incurred after the Petition Date not to exceed $5,000,000 in the aggregate for all of the Borrowers outstanding at any one time to the extent approved by the Bankruptcy Court.

         8.4      LIENS.

         No Borrower nor any Subsidiary of any Borrower shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

                  (A) Liens granted to the Collateral Agent under the Credit Documents;

                  (B) Liens granted to GECC under the GECC Account Purchase Agreement;

                  (C)      Liens listed on SCHEDULE B, PART 8.4;

                  (D) Purchase Money Liens and the interest of lessors under capital leases permitted under SECTION 8.3 to the extent approved by the Bankruptcy Court;

                  (E) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes, assessments or other governmental charges, and other similar Liens arising after the Petition Date by operation of law, in each case for amounts that are not yet due and payable or that are being diligently contested in good faith by a Borrower or Subsidiary of a Borrower, so long as the Agent has been notified thereof and adequate reserves are maintained by such Person for their payment in accordance with GAAP;

                  (F) Attachment or judgment Liens arising after the Petition Date not to exceed an aggregate of $1,000,000 for all of the Borrowers, excluding amounts (I) bonded to the reasonable satisfaction of the Agent or (II) covered by insurance to the reasonable satisfaction of the Agent;

                  (G) Deposits or pledges made after the Petition Date to secure obligations under workmen's compensation, social security or similar laws, under unemployment insurance, or to secure public or statutory obligations not to exceed an aggregate of $1,000,000 for all Borrowers;

                  (H) Deposits or pledges made after the Petition Date to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $1,000,000 for all Borrowers;

                  (I) Easements, rights-of-way, restrictions and other similar encumbrances on title to, or restrictions on the use of, real property, that, in the aggregate, do not materially detract from the value of the item of property subject thereto or materially interfere with the ordinary conduct of the business of any Borrower or any Subsidiary of any Borrower and all title exceptions under the title policies delivered to the Prepetition Collateral Agent under the Prepetition Credit Agreements in respect of the Borrowers' real property; and

                  (J) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens are not increased and are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed.

         8.5      CONTINGENT OBLIGATIONS.

         No Borrower nor any Subsidiary of any Borrower shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding Contingent Obligations for Indebtedness permitted to be incurred under
SECTION 8.3, and Investments permitted under SECTION 8.8.

         8.6      SALE OF ASSETS.

         Notwithstanding any other provision of this Credit Agreement no Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, sell, lease, assign, transfer or otherwise dispose of any assets other than (to the extent not prohibited by the Bankruptcy Code) (I) GECC Accounts pursuant to the GECC Account Purchase Agreement, (II) Inventory in the ordinary course of business; (III) sales or other dispositions of real estate (including without limitation leasehold estates) or other fixed assets for cash or Cash Equivalents and for not less than fair market value so long as such sale is approved by the Bankruptcy Court, (IV) obsolete or worn out property disposed of in the ordinary course of business; and (V) to any Borrower.

         8.7      RESTRICTED PAYMENTS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, (A) declare or pay any dividend (other than dividends payable solely in capital stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of such Person or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries; (B) make any optional payment or optional prepayment on or optional redemption (including, without limitation, by making payments to a sinking or analogous fund) or optional repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement); PROVIDED, THAT, notwithstanding the foregoing:

              (I) any Borrower may make payments or prepayments on account of Indebtedness owing to any other Borrower;

             (II) any Borrower may prepay or redeem Indebtedness of the type described in SECTIONS 8.3(E) OR (I), PROVIDED, THAT, in each case, (A) such Indebtedness is paid in full, (B) effective upon repayment of such Indebtedness, such Borrower acquires title to any property or assets encumbered thereby and (C) concurrently with such prepayment, such property is subjected to a first priority perfected Lien thereon in favor of the Collateral Agent;

             (III) any Subsidiary of a Borrower may declare and pay dividends to such Borrower or any Subsidiary of such Borrower;

             (IV) LFC may make distributions to LFI to permit LFI to pay postpetition Federal, state and local income taxes attributable to LFC and its Subsidiaries; PROVIDED, THAT such distributions do not exceed actual payments by LFI for postpetition Federal, state and local income taxes; and

            (V) so long as before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, LFC may make distributions to LFI to permit LFI to pay its franchise taxes and reasonable administrative expenses (including reasonable professional fees and expenses); PROVIDED, THAT the aggregate amount of all such distributions shall not exceed $250,000 in any fiscal year of the Consolidated Entity.

         8.8      INVESTMENTS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of any Borrower, other than:

                  (A) Advances or loans made in the ordinary course of business not to exceed $500,000 outstanding at any time to any one Person and $1,000,000 in the aggregate outstanding at any one time;

                  (B) Loans, investments and advances between such Borrower and any other Borrower;

                  (C) Cash Equivalents;

                  (D) Loans, investments and advances between LFC and LFI, in an aggregate amount, when added to the aggregate amount of distributions made by LFC to LFI pursuant to SECTIONS 8.7(IV) and (V), not exceeding the amount permitted to be distributed by LFC to LFI pursuant thereto;

                  (E) Investments in account debtors received in connection with the bankruptcy or reorganization, or in settlement of delinquent obligations of customers, in the ordinary course of business and in accordance with applicable collection and credit policies established by such Borrower or such Subsidiary, as the case may be;

                  (F) Deposits permitted pursuant to SECTION 8.11; and

                  (G) Such other Investments as the Agent may approve in writing in the exercise of its sole discretion.

         8.9      AFFILIATE TRANSACTIONS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of any Borrower, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable in any material respect to such Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, except for transactions between or among Borrowers, to the extent not otherwise prohibited under the Credit Documents, and transactions otherwise permitted under SECTIONS 8.7 and 8.8;

         8.10     ADDITIONAL BANK ACCOUNTS.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account, payroll accounts, accounts satisfying the requirements of
SECTION 8.11 and the depositary accounts set forth on SCHEDULE B, PART 8.10 (each a "DEPOSITARY ACCOUNT") with the respective banks (each a "DEPOSITARY BANK") indicated.

         8.11     EXCESS CASH.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, maintain in deposit accounts (other than the Disbursement Account, the Depository Accounts, subject to the daily transfer requirements set forth in SECTION 4.9, and payroll accounts), cash balances and Investments in excess of $500,000 in the aggregate for all Borrowers, at any time during which any Revolving Loans are outstanding hereunder.

         8.12     ADDITIONAL NEGATIVE PLEDGES.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective,
(A) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of such Borrower or any of its Subsidiaries; or (B) any contractual obligation which may restrict or inhibit the Collateral Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default, other than (I) Permitted Liens, (II) Indebtedness permitted to be incurred under SECTION 8.3(D), (III) restrictions set forth in the GECC Account Purchase Agreement, (IV) restrictions consisting of customary non-assignment provisions in contracts which restrict the assignment of such contracts or the Borrowers' interest thereunder, (V) any restriction on the transfer of an asset pursuant to an agreement to sell such asset to the extent such sale would be permitted under the terms hereof, and
(VI) restrictions on pledge or transfer of assets subject to Indebtedness permitted under SECTION 8.3(E) or (I).

         8.13     ADDITIONAL SUBSIDIARIES.

         No Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly, form or acquire any new Subsidiaries.

         8.14     CHANGES TO CERTAIN DOCUMENTS.

         No Borrower shall, or shall permit any of its Subsidiaries to, amend, restate, supplement or otherwise modify (I) the GECC Account Purchase Agreement and (II) any of the Note Documents.

         8.15     RETURNS TO VENDORS.

         No Borrower shall enter into any agreement to return any inventory to any of its creditors for application against any Prepetition Indebtedness under section 546(g) of the Bankruptcy Code, unless, after full performance of any such agreement, no Default or Event of Default would occur as a result thereof, and in no event shall the book value of such inventory exceed $2,000,000 in the aggregate.

         8.16     RECLAMATION CLAIMS.

         No Borrower shall return goods to vendors pursuant to reclamation claims unless ordered to do so by the Bankruptcy Court and unless, after giving effect to any such return, no Default or Event of Default would occur as a result thereof (and in no event shall the book value of such goods exceed $2,000,000 in the aggregate), and no Borrower shall pay administrative priority claims on account of reclamation claims prior to the indefeasible payment in full of all Postpetition Obligations and Prepetition Obligations.

         8.17     APPLICATION TO THE BANKRUPTCY COURT.

         No Borrower shall apply to the Bankruptcy Court for authority to (a) take any action that is prohibited by the terms of this Credit Agreement or the other Loan Documents, (b) refrain from taking any action that is required to be taken by the terms of this Credit Agreement or the other Credit Documents or (c) permit any Indebtedness or claim to be pari passu with or senior to the Postpetition Obligations, except, prior to the occurrence of an Event of Default, for Permitted Prepetition Claim Payments and, after the occurrence of an Event of Default, Permitted Expenses may be senior to the Postpetition Obligations.

         8.18 MODIFICATIONS TO INTERIM FINANCING ORDER OR PERMANENT FINANCING ORDER.

         (A) No Borrower shall consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to the Interim Financing Order of the Permanent Financing Order.

         (B) No Borrower shall make any Permitted Prepetition Claim Payments after the occurrence and during the continuance of a Default or an Event of Default.

                   ARTICLE 9. EVENTS OF DEFAULT AND REMEDIES.

         9.1      EVENTS OF DEFAULT.

         The occurrence of any of the following events shall constitute an event of default (each an "EVENT OF DEFAULT") hereunder:

                  (a) FAILURE TO PAY. The Borrowers shall fail to pay any Postpetition Obligations in respect of principal of or interest on the Loans, in each case when the same shall become payable, or shall fail to pay, within two (2) days after the same shall become payable, any other amount due under this Credit Agreement or any of the other Credit Documents.

                  (b) BREACH OF CERTAIN COVENANTS. Any Borrower shall fail to comply with any covenant contained in ARTICLE 7 (other than SECTION 7.4, 7.8, 7.11, 7.12 OR 7.13) or ARTICLE 8.

                  (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by the LFC Funds Administrator or any Borrower in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document), shall be false or misleading in any material respect when made or deemed to be made.

                  (d) BREACH OF OTHER COVENANTS. The LFC Funds Administrator or any Borrower shall fail to comply with any covenant contained in this Credit Agreement or any other Credit Document, other than as set forth in SECTION 9.1(B), and such failure shall continue for fifteen (15) days after its occurrence.

                  (e) DISSOLUTION. Except for the merger or consolidated of such Borrower with any other Borrower, any Borrower shall dissolve, wind up or otherwise cease its business.

                  (F)        CHANGE OF CONTROL. A Change of Control shall occur.

                  (G) DEFAULT UNDER GECC ACCOUNT PURCHASE AGREEMENT. Any default or breach by any Borrower shall occur and be continuing under the GECC Account Purchase Agreement or the GECC Account Purchase Agreement shall be terminated for any reason.

                  (H) BANKRUPTCY COURT APPROVAL OF GECC ACCOUNT PURCHASE AGREEMENT. (i) An interim order authorizing assumption of the GECC Account Purchase Agreement in form and substance satisfactory to the Lenders has not been entered by the Bankruptcy Court on or prior to the date the Permanent Financing Order is entered, or the interim order of the Bankruptcy Court authorizing assumption of the GECC Account Purchase Agreement is reversed, modified, amended or stayed in any respect, or (ii) a Final Order authorizing assumption of the GECC Account Purchase Agreement in form and substance satisfactory to the Lenders has not been entered by the Bankruptcy Court on or prior to October 15, 1997.

                  (I)        FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS;
         SECURITY. Any covenant, agreement or obligation of any Borrower contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Borrower shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or, any Liens granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Credit Agreement and the Postpetition Collateral Agency Agreement.

                   (J) MATERIAL ADVERSE EFFECT. There shall occur any event that would have a Material Adverse Effect that has not been stayed as a consequence of the Chapter 11 cases of the Borrowers; PROVIDED, HOWEVER, no event disclosed by the Projections shall be deemed to have a Material Adverse Effect if the effect of such event is not substantially different than reflected in the Projections.

                  (K) APPOINTMENT OF TRUSTEE. The Bankruptcy Court shall enter an order appointing a trustee under section 1104(a) of the Bankruptcy Code in any Credit Party's chapter 11 case.

                  (L) BANKRUPTCY COURT ORDERS. (i) The Interim Financing Order shall cease to be in full force and effect and the Permanent Financing Order shall not have been entered prior to such cessation, or (ii) the Permanent Financing Order shall not have been entered by the Bankruptcy Court on or before October 5, 1997 or (iii) the Permanent Financing Order shall fail to contain findings, binding on all parties in interest (including any statutorily appointed committees) that (x) all Prepetition Obligations are valid and enforceable against the Borrowers, (y) all Liens granted by the Borrowers to secure the Prepetition Obligations are valid, enforceable and fully perfected, and
         (z) the liquidation value of the Collateral that was pledged to secure the Prepetition Obligations exceeds the outstanding amount of the Prepetition Obligations and that, upon the granting of the Replacement Liens (as defined in the Interim Financing Order) the liquidation value of the collateral securing the Prepetition Obligations exceeds the aggregate amount of the sum of the Prepetition Obligations plus the aggregate amount of all additional credit made available to Borrowers under this Credit Agreement (including Collateral pledged to secure both Prepetition Obligations and Postpetition Obligations) exceeds the aggregate amount of the Commitments; or (iv) from and after the date of entry thereof, the Permanent Financing Order shall cease to be in full force and effect, or (v) any Borrower shall fail to comply with the terms of the Interim Financing Order or the Permanent Financing Order in any material respect, or (vi) the Interim Financing Order or the Permanent Financing Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or any of the Borrowers shall apply for authority to do so).

                  (M) APPOINTMENT OF EXAMINER. The Bankruptcy Court shall enter an order appointing a responsible officer or an examiner with powers beyond those set forth in section 1106(a)(3) and (4) of the Bankruptcy Code under section 1106(b) of the Bankruptcy Code, in any Borrower's chapter 11 case.

                  (N) PLAN OF REORGANIZATION. The Bankruptcy Court shall enter an order confirming a Plan of Reorganization in either Borrower's chapter 11 case and such Plan of Reorganization shall have been consummated.

                  (O) OTHER CLAIMS. There shall arise any other Claim having priority senior to or pari passu with the claims of the Lenders under the Credit Documents or any other claim having priority over any and all administrative expenses of the kind specified in section 503(b) or 507(b) of the Bankruptcy Code (other than Permitted Expenses), or there shall arise any Lien on any property of any Borrower, except as expressly permitted under the terms of the Loan Documents.

                  (P) CONVERSION OF CHAPTER 11 CASE. The Bankruptcy Court shall enter an order converting any Credit Party's chapter 11 case to a case under chapter 7 of the Bankruptcy Code or dismissing any Borrower's chapter 11 case.

         9.2      REMEDIES.

                  (A) SUSPENSION OF ADDITIONAL CREDIT. If any Event of Default shall have occurred and be continuing or if a Default shall have occurred and be continuing and the Agent or Majority Lenders shall have determined not to make any Loans (other than the Term Loan automatically incurred pursuant to ARTICLE 2A) or incur any Letter of Credit Obligations so long as that specific Default is continuing, the Agent may (and at the written request of the Majority Lenders shall), without notice, suspend the ability of the Borrowers under this Credit Agreement to borrow any further Loans and/or to incur any further Letter of Credit Obligations whereupon any further Loans and Letter of Credit Obligations shall be made or extended in the Agent's sole discretion (or in the sole discretion of the Majority Lenders, if such suspension occurred at their direction) so long as such Default or Event of Default is continuing.

                  (B) TERMINATION AND ACCELERATION. If any Event of Default shall have occurred and be continuing, the Agent may (and at the written request of the Majority Lenders shall) immediately (i) terminate the ability of the Borrowers under this Credit Agreement to borrow any further Loans or to incur any further Letter of Credit Obligations; (ii) declare all or any portion of the Postpetition Obligations, including all or any portion of any Loan to be immediately due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in SECTION 9.2(C), all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrowers; and (iii) exercise any rights and remedies provided to the Agent under the Credit Documents and/or at law or equity; PROVIDED THAT the Agent may not exercise any of the rights and remedies referred to in clause (iii) above without first providing the Borrowers, the United States Trustee and counsel for any statutorily appointed committee four (4) Business Days' prior written notice of its intent so to exercise.

                  (C) CASH COLLATERALIZATION. If any Event of Default shall have occurred and be continuing, on demand of the Agent or the Majority Lenders, the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder. Such deposit shall be held by the Agent and used to reimburse the Issuing Bank for the amount of each drawing made under such Letters of Credit, as and when each such drawing is made.

                  (D) AUTOMATIC STAY. Upon the occurrence and during the continuation of an Event of Default, after four (4) business days written notice by the Agent to the Borrowers, the automatic stay provided by section 362 of the Bankruptcy Code shall be deemed automatically vacated without further order of the Bankruptcy Code and the Lenders shall be immediately permitted to, INTER ALIA, pursue any and all of their remedies against the Credit Parties and seek payment in respect of all Postpetition Obligations and Prepetition Obligations.

         9.2A     ACCELERATION OF POSTPETITION OBLIGATIONS IN RESPECT OF
TERM LOANS.

         Upon the occurrence and during the continuance of any Event of Default under (I) SECTION 8.6 or (II) SECTION 9.1(A), by reason of the Borrowers' failure to make any payment of interest on the Term Loan when the same shall become payable, then, without prejudice to the rights of the Agent or Term Lender to enforce its claims against the Borrowers, upon the written request of the Term Lenders and by delivery of written notice to the LFC Funds Administrator from the Agent, all Postpetition Obligations in respect of the Term Loan shall be immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Term Lender; PROVIDED, THAT, (x) notwithstanding the foregoing, the Term Lenders may not accelerate the maturity of the Term Loan pursuant to this SECTION 9.2A if and for so long as the Revolving Lenders shall not be receiving distributions of their respective allocated shares of interest on the Revolving Loans pursuant to
SECTION 2.4(B) and (y) notwithstanding any acceleration of the Postpetition Obligations in respect of the Term Loan pursuant to this SECTION 9.2A or any other provision of this Credit Agreement or any other Credit Document, no amounts shall be distributed to the Term Lenders in respect of the principal of the Term Loan if no Actionable Default has occurred and is continuing until all Postpetition Obligations owing to the Revolving Lenders have been indefeasibly paid in full and the Revolving Commitments have been terminated.

         9.3      RIGHT OF SETOFF.

         In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and regardless whether any Lender has made any demand of the Postpetition Obligations and/or Prepetition Obligations of any Borrower have matured, each Lender shall have the right to appropriate and apply to the payment of the Postpetition Obligations and/or Prepetition Obligations of such Borrower all deposits and other obligations then or thereafter owing by such Lender to such Borrower. Each Lender exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared by the Lenders in accordance with Section 4 of the Prepetition Collateral Agency Agreement.


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         9.4      APPLICATION OF PROCEEDS; SURPLUS; DEFICIENCIES.

         The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Postpetition Obligations and/or Prepetition Obligations, whether due or to become due, in the order set forth in SECTION 4.11. The Borrowers shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrowers or its successors or assigns, any surplus resulting therefrom.

                             ARTICLE 10. THE AGENT.

         10.1     APPOINTMENT OF AGENT.

                  (A) Each Lender hereby designates BTCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note, by the acceptance of such Note, shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

                  (B) Other than the Borrowers' rights under SECTION 10.9, the provisions of this ARTICLE 10 are for the benefit of the Agent and the Lenders only and none of the Borrowers or any other Persons shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act only for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Lender or Borrower.

         10.2     NATURE OF DUTIES OF AGENT.

         The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or any of the other Credit Documents a fiduciary relationship in respect of any Lender or any participant of any Lender; and nothing in this Credit Agreement or any other Credit Document, expressed or implied, is intended to or shall be


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so construed as to impose upon the Agent any obligations in respect of this
Credit Agreement or any other Credit Document, except as expressly set forth herein or therein.

         10.3     LACK OF RELIANCE ON AGENT.

                  (A) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (I) its own independent investigation of the financial or other condition and affairs of each Borrower in connection with the taking or not taking of any action in connection herewith and (II) its own appraisal of the creditworthiness of each Borrower, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

                  (B) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any of the other Credit Documents or the financial or other condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of this Credit Agreement or any of the other Credit Documents, or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

         10.4     CERTAIN RIGHTS OF THE AGENT.

         The Agent shall have the right to request instructions from the Lenders by notice to each of such Lenders. If the Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from such Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the requisite Lenders required to give such instructions hereunder. The Agent may give any notice required under ARTICLE 9 hereof without the consent of any of the Lenders unless otherwise directed by the Majority Lenders in writing and will, at the direction of the Majority Lenders, give any such notice required under ARTICLE 9.


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



         10.5     RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, facsimile or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Borrowers with respect to matters concerning the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         10.6     INDEMNIFICATION OF AGENT.

         To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its voting percentage from time to time as a Lender hereunder, for and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement; PROVIDED, THAT no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

         10.7     THE AGENT IN ITS INDIVIDUAL CAPACITY.

         With respect to its obligation to lend under this Credit Agreement, the Revolving Loans made by it and the Revolving Notes issued to it and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Revolving Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Revolving Lenders," "Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.


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



         10.8     HOLDERS OF NOTES.

         The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         10.9     SUCCESSOR AGENT.

                  (a) The Agent may, upon five (5) Business Days' notice to the Revolving Lenders and the LFC Funds Administrator, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this SECTION 10.9) by giving written notice thereof to the Lenders and the LFC Funds Administrator. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the LFC Funds Administrator (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice and approval by the LFC Funds Administrator (which approval shall not be unreasonably withheld or delayed), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under or in connection with this Credit Agreement.

        10.10     COLLATERAL MATTERS.

                  (a) Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein or in the other Credit


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         Documents, any action taken by the Majority Lenders in accordance with the provisions of this Credit Agreement and the other Credit Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, in a manner consistent herewith and therewith, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Collateral Documents that may be necessary to perfect and maintain the perfection of the Liens upon the Collateral granted pursuant to the Collateral Documents.

                  (B) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (I) upon termination of the Commitments and payment and satisfaction of all of the Postpetition Obligations and Prepetition Obligations at any time arising under or in respect of this Credit Agreement or the other Credit Documents or secured by the Collateral Documents or the transactions contemplated hereby or thereby or (II) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders pursuant to SECTION 11.11. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this
         SECTION 10.10.

                  (C) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or that the Liens granted to the Collateral Agent in or pursuant to any of the Collateral Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this SECTION 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate permitted by the Credit Documents, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least one audit of the Collateral during each year that this Credit Agreement shall remain in effect.

         10.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with


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respect to a Default or Event of Default as shall be directed by the Majority
Lenders; PROVIDED, THAT until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

         10.12 DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the LFC Funds Administrator, any of the Borrowers, or any Subsidiary of any of the Borrowers, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (I) as specifically provided in this Credit Agreement or any other Credit Document,
(II) copies of appraisals after receipt thereof by the Agent and (III) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.

                           ARTICLE 11. MISCELLANEOUS.

         11.1     GOVERNING LAW.

         THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND EACH OF THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF NEW YORK.

         11.2     SUBMISSION TO JURISDICTION.

         ALL DISPUTES AMONG THE BORROWERS AND THE LENDERS (OR THE AGENT OR LFC FUNDS ADMINISTRATOR, RESPECTIVELY, ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT AND THE COLLATERAL AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST ANY BORROWER OR ITS RESPECTIVE PROPERTIES IN ANY LOCATION REASONABLY SELECTED BY SUCH PERSON IN GOOD FAITH TO ENABLE SUCH PERSON TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE LFC FUNDS ADMINISTRATOR AND EACH OF THE BORROWERS AGREE THAT NONE OF SUCH PERSONS WILL ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT OR THE COLLATERAL AGENT. THE LFC FUNDS ADMINISTRATOR AND EACH OF THE BORROWERS WAIVE ANY OBJECTION THAT ANY OF SUCH PERSONS MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT OR THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.


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         11.3     SERVICE OF PROCESS.

         THE LFC FUNDS ADMINISTRATOR AND THE BORROWERS EACH IRREVOCABLY DESIGNATE CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY; NEW YORK, NEW YORK 10019, AS ITS AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH PERSON SERVICE OF PROCESS IN THE STATE OF NEW YORK. THE LFC FUNDS ADMINISTRATOR AND THE BORROWERS EACH FURTHER IRREVOCABLY AGREE THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED MAIL, POSTAGE PREPAID, TO THE LFC FUNDS ADMINISTRATOR AT ITS ADDRESS SET FORTH IN SECTION 11.7 AND AGREE THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH LEGAL ACTION OR PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT OF THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         11.4     JURY TRIAL.

         THE LFC FUNDS ADMINISTRATOR, THE BORROWERS, THE AGENT AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

         11.5.             LIMITATION OF LIABILITY.

         NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO ANY BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED BY SUCH BORROWER IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER, THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         11.6     DELAYS.

         No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

         11.7     NOTICES.

         Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Credit Department, if to the LFC Funds Administrator or any Borrower, then to Levitz Furniture Corporation at 6111 Broken Sound Parkway, N.W., Boca Raton, Florida 33487-2799
Attention: Edward P. Zimmer, Esq., Vice President and General Counsel, or by facsimile transmission,


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promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (312) 993-8096 and if to the LFC Funds Administrator or any Borrower at (561) 998-5615 or (407) 998- 5615. All such notices and correspondence shall be deemed given (I) if sent by certified or registered mail, three Business Days after being postmarked, (II) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (III) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

         11.8     ASSIGNMENTS AND PARTICIPATIONS.

                  (A) BORROWER ASSIGNMENT. Neither the LFC Funds Administrator nor any of the Borrowers shall have any right to assign this Credit Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

                  (B) OPTIONAL REVOLVING LENDER ASSIGNMENTS. Each Revolving Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent; and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of EXHIBIT G-1 (a "REVOLVING ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment and a processing and recordation fee of $2,500, such assignment shall be effective and ANNEX I hereto shall be deemed to be modified accordingly. No such assignment shall be for less than $10,000,000 or such lesser amount as the Agent may reasonably agree of the Revolving Commitments unless it is to another Revolving Lender or is an assignment of all of such Revolving Lender's rights and obligations under this Credit Agreement. (This SECTION 11.8(B) does not apply to branches and Affiliates of a Revolving Lender, it being understood that a Revolving Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any other Revolving Lender.)

                  (C) TERM LENDER ASSIGNMENT. Each Term Lender may assign to one or more Persons all or a portion of its rights and obligations under this Credit Agreement, the Term Notes and the other Credit Documents, with the consent of the Agent, which consent shall not be unreasonably withheld or delayed; and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of EXHIBIT G-2 (a "TERM ASSIGNMENT AND ASSUMPTION AGREEMENT"), together with surrender of any Term Note or Term Notes subject to such assignment and a processing and recordation fee of $2,500, such assignment shall be effective, the Borrowers shall issue a replacement Term Note or Term Notes to such Person or Persons who thereupon shall be


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



         a Term Lender or Term Lenders for all purposes hereunder to the extent of the Term Note or Term Notes so issued and ANNEX II hereto shall be deemed to be modified accordingly. No such assignment shall be for less than $10,000,000 or such lesser amount as the Agent may reasonably agree of the Term Commitments unless it is to another Lender or is an assignment of all of such Term Lender's rights and obligations under this Credit Agreement.

                  (D) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Loans (the "REGISTER") at the address specified for the Agent in SECTION 11.7. The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it, and each notice delivered to it of any assignments of rights and obligations of a Term Lender (a "TERM NOTICE") and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement or Term Notes and surrender of the affected Note or Notes, the Agent will give prompt notice thereof to the LFC Funds Administrator and deliver to the LFC Funds Administrator a copy of the Assignment and Assumption Agreement or Term Notice and the surrendered Note or Notes. Within five Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a substitute Note or Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment retained by it, if any. Such substitute Note or Notes shall re-evidence the Indebtedness outstanding under the surrendered Note or Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Register shall be available for inspection by the Borrowers and the Lenders (or any of them) at any reasonable time and from time to time upon reasonable notice to the Agent.

                  (E) PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Borrower, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement or any of the other Credit Documents except to the extent such amendment or waiver would (I) increase the participant's obligation in respect of the Commitment of the Lender from whom the participant purchased its participation interest; (II) reduce the principal of, or stated rate or amount of interest on, the Loans subject to such participation, (III) postpone any maturity date fixed for final payment of


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         principal of the Loans subject to the participation interest, and (IV)
         release any guarantor of the Postpetition Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder.

         11.9     CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Borrowers any information with respect to any of the Borrowers or any Subsidiary of any of the Borrowers that is furnished pursuant to this Credit Agreement and which is designated by the respective Borrowers to the Lenders in writing as confidential, PROVIDED, THAT, each Lender may disclose any such information (A) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (B) as has become generally available to the public, (C) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (D) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (E) to comply with any Requirement of Law, and (F) so long as prior to such disclosure such prospective or actual transferee or participant has agreed to preserve the confidentiality of such information on terms substantially similar to those set forth in the SECTION 11.9 or on terms otherwise satisfactory to the LFC Funds Administrator, to any such prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender.

        11.10     INDEMNIFICATION.

        The Borrowers hereby jointly and severally indemnify and agree to defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (A) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (I) this Credit Agreement or the transactions contemplated hereby, (II) the issuance of the Letters of Credit, (III) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (IV) any actual or proposed use by any Borrower of the proceeds of the Loans or (V) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or


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proceeding or any advice rendered in connection with any of the foregoing and
(B) any remedial or other action taken by any of the Borrowers or any of the Lenders in connection with compliance by any of the Borrowers or any Subsidiary of any of the Borrowers, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

        Without limiting the generality of the foregoing, the Borrowers and their Subsidiaries shall jointly and severally protect, indemnify, and hold harmless the Agent, and the Lenders from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' and consultants' fees and disbursements) imposed upon or incurred by or asserted against the Agent or the Lenders (collectively, a "CLAIM") by reason of (A) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance in, on, under, from or affecting any property owned, leased, or occupied by any Borrower or Subsidiary or from any third party owned site at which such Borrower or Subsidiary has disposed or arranged for the disposal of Hazardous Substances; (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of such Hazardous Substance; (C) any lawsuit brought or threatened, settlement reached, or government order arising out of such Hazardous Substance; and (D) any violation of Environmental Law, which are based upon or in any way related to such Hazardous Substance including, without limitation, the costs and expenses of any remedial, removal, or response work, reasonable attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses.

        11.11     AMENDMENTS AND WAIVERS.

        No amendment or waiver of any provision of this Credit Agreement, any part of SCHEDULE B, or any other Credit Document shall be effective unless in writing and signed by the Majority Lenders (or by the Agent on their behalf), except that:

                  (A) the consent of all the Lenders is required to (I) increase the respective Revolving Commitments or Term Commitments, (II) reduce the principal of, or interest on, any Note, any Letter of Credit reimbursement obligations or any Fees hereunder (other than Fees that are exclusively for the account of the Agent), (III) postpone any date fixed for any payment in respect of principal of, or interest on, any Note, any Letter of Credit reimbursement obligations or any Fees hereunder, (IV) change the percentage of the Commitments, or any minimum requirement necessary for the Lenders or the Majority Lenders to take any action hereunder, (V) amend or waive this SECTION 11.11(a), or change the definition of Majority Lenders or (VI) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset


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



        of a Borrower permitted under this Credit Agreement, release any Liens in favor of the Collateral Agent on any of the Collateral.

                  (B) the consent of the Majority Term Lenders is required, in addition to the consent of the Lenders otherwise required by this SECTION 11.11, for any amendment or waiver (I) of this SECTION 11.11(b), (ii) with respect to any provision of any Collateral Document or any Mortgage that permits the sale of any interest in real estate or releases a Lien on any interest on real estate created thereby, or allows the creation of any other Lien that is senior to or pari passu with any Lien in favor of the Collateral Agent except in each case as specifically permitted in this Credit Agreement as of the Closing Date,
        (iii) ARTICLE 2A and SECTION 2.7, 4.1A, 4.5(b), 4.7A, 4.9(b), 4.11, 6.7,
        7.14, 8.6, 8.17(c), 9.2A, 9.2(b) or 11.8(c) or (e), of this Credit
        Agreement and (iv) any defined term used in any of the preceding sections if the effect of any such amendment or waiver is to alter the substantive rights and benefits provided to the Term Lenders by such sections in a manner that materially and adversely affects the rights and benefits, taken as a whole, of the Term Lenders under this Credit Agreement with respect to the Term Loan.

                  (c) The consent of the Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent under any Credit Document, in addition to the consent of the Revolving Lenders otherwise required by this SECTION 11.11.

        The consent of the LFC Funds Administrator and the Borrowers shall not be required for any amendment, modification or waiver of the provisions of
ARTICLE 10 (other than SECTION 10.9). The LFC Funds Administrator, the Borrowers and the Revolving Lenders each hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing ANNEX I to reflect assignments of the Revolving Commitments. Notwithstanding the foregoing, the Borrowers may amend SCHEDULE B, PART 6.1, without the consent of the Majority Lenders.

        11.12     COUNTERPARTS AND EFFECTIVENESS.

        This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent.

        11.13     SEVERABILITY.

        In case any provision in or obligation under this Credit Agreement, the Notes or the other Credit Documents shall be


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



invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        11.14 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent, and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied pursuant to the terms hereof to the reduction of the principal amount then outstanding hereunder or on account of any other outstanding Postpetition Obligations or Prepetition Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other outstanding Postpetition Obligations or Prepetition Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Postpetition Obligations or Prepetition Obligations and other Indebtedness of the Borrowers to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this SECTION 11.14 shall control over every other provision of this Credit Agreement, the other Credit Documents, and all agreements among the Borrower, the Agent and the Lenders.

        11.15     ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.

        This Credit Agreement and the other Credit Documents constitute the entire agreement among the Borrowers, the Agent and the Lenders, supersede any prior agreements among them, and shall bind and benefit each of such Persons and their respective successors and permitted assigns.


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



        11.16     JOINT AND SEVERAL LIABILITY OF BORROWERS.

        Each of the Borrowers shall be jointly and severally liable hereunder and under each of the other Credit Documents with respect to all Postpetition Obligations, regardless of which of the Borrowers actually receives the proceeds of the Loans or the benefit of any other extensions of credit hereunder or the manner in which the LFC Funds Administrator, the Borrowers, the Agent or the Lenders account therefor in their respective books and records. Notwithstanding the foregoing, (A) each Borrower's obligations and liabilities with respect to proceeds of Loans that it receives or Letters of Credit issued for its account, and related fees, costs and expenses, and (B) its obligations and liabilities, arising as a result of the joint and several liability of the Borrowers hereunder, with respect to proceeds of Loans received by, or Letters of Credit issued for the account of, any of the other Borrowers hereunder, together with the related fees, costs and expenses, shall be separate and distinct obligations, both of which are primary obligations of such Borrower. Neither the joint and several liability of, nor the Liens granted to the Collateral Agent under the Collateral Documents by, any of the Borrowers shall be impaired or released by any action or inaction on the Agent's or any Lender's part, or any other event or condition with respect to any other Borrower, including any such action or inaction or other event or condition, that might otherwise constitute a defense available to, or a discharge of, such other Borrower, or a guarantor or surety of or for any or all of the Postpetition Obligations or Prepetition Obligations.

        11.17     PREPETITION LENDER CONSENTS.

        Each Lender, in its capacity as a Prepetition Lender, hereby consents to LFR, LFC Midwest Realty, LFC Washington Realty, LFC Pacific Realty and JMS Realty becoming Borrowers and incurring Postpetition Obligations under this Credit Agreement and granting Liens under the Credit Documents.

            [The remainder of this page is intentionally left blank]

        IN WITNESS WHEREOF, the respective parties hereto have caused this Credit Agreement to be executed and delivered by their duly authorized officers as of the date first set forth above.

                             LFC FUNDS ADMINISTRATOR:

                             LEVITZ FURNITURE CORPORATION, a Florida
                             corporation, in its capacity as LFC
                             Funds Administrator

                             By:     /s/ Patrick J. Nolan
                                     -------------------------------
                             Title:      Vice President
                                     -------------------------------


















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



                             BORROWERS:

                             LEVITZ FURNITURE CORPORATION, a Florida
                             corporation, in its individual capacity
                             and in its capacity as the LFC Funds
                             Administrator

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE INCORPORATED, a
                             Delaware corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE REALTY CORPORATION, a
                             Florida corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ SHOPPING SERVICE, INC., a Florida corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE COMPANY OF THE MIDWEST,
                             INC., a Colorado corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE COMPANY OF THE PACIFIC,
                             INC., a California corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------


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



                             LEVITZ FURNITURE COMPANY OF WASHINGTON,
                             INC., a Washington corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE COMPANY OF THE MIDWEST
                             REALTY, INC. a Colorado corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE COMPANY OF THE PACIFIC
                             REALTY, INC., a California corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             LEVITZ FURNITURE COMPANY OF WASHINGTON
                             REALTY, INC., a Washington corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             JOHN M. SMYTH COMPANY, an Illinois
                             corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             JOHN M. SMYTH REALTY COMPANY, an
                             Illinois corporation

                             By:     /s/ Patrick J. Nolan
                                     -----------------------------------
                             Name:       Patrick J. Nolan
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------


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



                             AGENT:

                             BT COMMERCIAL CORPORATION, in its
                             capacity as Agent

                             By:     /s/ Wayne D. Hillock
                                     -----------------------------------
                             Title:      Sr. V.P.
                                     -----------------------------------

                             REVOLVING LENDERS:

                             BT COMMERCIAL CORPORATION, a Delaware
                             corporation in its respective capacities as Revolving Lender and Collateral Agent

                             By:     /s/ Wayne D. Hillock
                                     -----------------------------------
                             Name:       Wayne D. Hillock
                                     -----------------------------------
                             Title:      Sr. V.P.
                                     -----------------------------------

                             SANWA BUSINESS CREDIT CORPORATION, in
                             its capacity as Revolving Lender

                             By:     /s/ Michael J. Cox
                                     -----------------------------------
                             Name:       Michael J. Cox
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             FINOVA CAPITAL CORPORATION, in its
                             capacity as Revolving Lender

                             By:     /s/ Pete Martinez
                                     -----------------------------------
                             Name:       Pete Martinez
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             HELLER FINANCIAL, INC., in its capacity
                             as Revolving Lender

                             By:     /s/ Dwayne L. Coker
                                     -----------------------------------
                             Name:       Dwayne L. Coker
                                     -----------------------------------
                             Title:      V.P.
                                     -----------------------------------

                             LASALLE NATIONAL BANK, in its capacity
                             as Revolving Lender

                             By:     /s/ Christopher B. Clifford
                                     -----------------------------------
                             Name:       Christopher B. Clifford
                                     -----------------------------------
                             Title:      Senior Vice President
                                     -----------------------------------


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


                             CONGRESS FINANCIAL CORPORATION
                             (CENTRAL), in its capacity as Revolving
                             Lender

                             By:     /s/ Steven Linderman
                                     -----------------------------------
                             Name:       Steven Linderman
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             TRANSAMERICA BUSINESS CREDIT
                             CORPORATION, in its capacity as
                             Revolving Lender

                             By:     /s/ Matthew N. McAlpine
                                     -----------------------------------
                             Name:       Matthew N. McAlpine
                                     -----------------------------------
                             Title:      Vice President
                                     -----------------------------------

                             SILVER OAK CAPITAL L.L.C., in its
                             capacity as Revolving Lender

                             By:     /s/ Jeffrey H. Aronson
                                     -----------------------------------
                             Name:       Jeffery H. Aronson
                                     -----------------------------------
                             Title:      Authorized Signatory
                                     -----------------------------------

                             TERM LENDER:

                             SILVER OAK CAPITAL L.L.C., in its
                             capacity as Term Lender

                             By:     /s/ Jeffrey H. Aronson
                                     -----------------------------------
                             Name:       Jeffrey H. Aronson
                                     -----------------------------------
                             Title:      Authorized Signatory
                                     -----------------------------------



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